As filed with the Securities and Exchange Commission on December 19, 2005
                                                   Registration No. _________




                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549

                            FORM SB-2

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   MT ULTIMATE HEALTHCARE CORP.
      (Exact name of Registrant as specified in its charter)

         Nevada                          8082                 88-0477056
(State or other jurisdiction  (Primary Standard Industrial  (I.R.S. Employer
    of incorporation or        Classification Code Number)   Identification
       organization)                                            Number)


                                           David Walters
MT Ultimate Healthcare Corp.               MT Ultimate Healthcare Corp.
18301 Von Karman, Suite 205                18301 Von Karman, Suite 205
Irvine, CA  92612                          Irvine, Ca 92612
(949) 260-0150                             (949) 260-0150
(Address, and telephone number             (Name, address and telephone number
of principal executive offices)             of agent for service)

                            Copies to:
                          David M. Loev
                         Attorney at Law
                  2777 Allen Parkway, Suite 1000
                       Houston, Texas 77019
                          (713) 524-4110
                      _____________________

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

==============================================================================
                  CALCULATION OF REGISTRATION FEE
                                                     Proposed
                                     Proposed        Maximum
Title of Each Class                  Maximum         Aggregate   Amount of
of Securities To Be   Amount to be   Offering Price  Offering    Registration
Registered            Registered (1) Per Security(2) Price       Fee
--------------------  -------------  --------------  ----------- ------------
Common Stock, $.001
par value(3)          5,692,307,692     $0.0025      $14,230,769  $1,522.69

Common Stock, $.001
par value(4)             30,000,000     $0.0025      $     3,500  $    0.37

Common Stock, $.001
par value(5)              1,400,000     $0.0025      $    75,000  $    8.03
------------------------------------------------------------------------------
     TOTAL            5,723,707,692                  $14,309,269  $1,531.09
==============================================================================

(1) In addition to the shares of Common Stock set forth in the table, the amount to be registered also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of or otherwise pursuant to the Notes and exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends, or similar transactions in accordance with Rule 416.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the bid and asked price as reported on the Over-the-Counter Bulletin Board as of a recent date.
(3) Represents 200% of the shares issuable upon conversion of the Notes at $0.0013 per share as of December 15, 2005.
(4) Represents 200% of the shares issuable upon exercise of the 2005 Warrants at $0.10 per share.
(5) Represents 200% of the shares issuable upon exercise of the 2004 Warrants at $0.45 per share.

                    _________________________

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED DECEMBER 19, 2005

                   MT ULTIMATE HEALTHCARE CORP.

               5,723,707,692 Shares of Common Stock


This Prospectus relates to the resale by the selling stockholders of up to 5,723,707,692 shares of our common stock, including up to 5,692,307,692 shares of common stock underlying secured convertible notes in a principal amount of $3,700,000, and up to 15,700,000 shares of common stock issuable upon the exercise of common stock purchase warrants. The secured convertible notes are convertible into our common stock at the lower of $0.01 or 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering.
We will not receive any proceeds from the sale of the common stock.   However,
we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants. We will pay the expenses of registering these shares.

The Common Stock is quoted on the OTC Bulletin Board under the trading symbol "MTHC". The last reported sale price of our Common Stock on the OTC Bulletin Board as of December 15, 2005 was $0.003 per share.

An investment in these securities involves a high degree of risk. You should purchase these securities only if you can afford to lose your entire investment. We urge you to read the "RISK FACTORS" section beginning on page 8 along with the rest of this Prospectus before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by MT Ultimate Healthcare Corp. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the Registration Statement becomes effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


        The date of this Prospectus is ____________, 2005

                        TABLE OF CONTENTS
                                                                       Page

About This Prospectus......................................................1
Prospectus Summary ........................................................7
Summary Financial Data.....................................................8
Risk Factors..............................................................19
Forward Looking Statements................................................19
Use of Proceeds...........................................................20
Dividend Policy...........................................................20
Selling Stockholders......................................................21
Plan of Distribution......................................................21
Legal Proceedings.........................................................22
Directors, Executive Officers, Promoters and Control Persons..............23
Security Ownership of Certain Beneficial Owners and Management............23
Description of Securities.................................................24
Legal Matters.............................................................29
Experts...................................................................29
Disclosure of Commission Position of Indemnification for
  Securities Act Liabilities..............................................30
Description of Business...................................................30
Management's Discussion and Analysis......................................36
Description of Property...................................................47
Certain Relationships and Related Transactions............................47
Market for Common equity and Related Stockholders Matters.................49
Executive Compensation....................................................50
Financial Statements.....................................................F-1
Changes in and Disagreements with Accountants on Accounting
  and Financial Disclosure................................................52

                      ABOUT THIS PROSPECTUS
                      ---------------------

      You should only rely on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of Common Stock.

      All references to "we," "our," "us," or the "Company," refer to MT Ultimate Healthcare Corp., a Nevada corporation, and its direct wholly owned subsidiary, iTechexpress, Inc. and its indirect wholly owned subsidiary, Drug Consultants, Inc., in each case, unless specifically stated otherwise.

Explanatory Note:  We are in the process of obtaining stockholder approval:
(a) to change our corporate name to "Monarch Staffing, Inc.", (b) to effect a one-for-ninety reverse stock split of our Common Stock, (c) to re-authorize for issuance 400,000,000 shares of Common Stock, par value $.001 per share, after giving effect to the reverse stock split and (d) authorize 5,000,000 shares of "blank check" preferred stock. Our Board of Directors has approved each of these corporate actions and stockholders holding more than 50% of our issued and outstanding shares of Common Stock have indicated their intention to consent to these corporate actions in writing without a meeting of our stockholders.

On December 9, 2005, we filed a preliminary information statement with the Securities and Exchange Commission, notifying our stockholders of these and other corporate actions. We have received notice that the Securities and Exchange Commission intends to review and comment upon the preliminary information statement. As a result, the timing of completion of these corporate actions depends on the duration of the review by the Securities and Exchange Commission and our ability to address their comments in a timely manner. We currently expect to complete each of these corporate actions in the first quarter of 2006.

The information contained in this Prospectus does not reflect the completion
of any of these corporate actions.   Upon completion of these corporate
actions, our Prospectus will be updated to reflect such corporate actions.

                        PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors."


The Company

      MT Ultimate Healthcare Corp. (the "Company") provides medical and technical staffing services to both commercial and government sector customers. We are focused on building a nationally recognized medical and technical staffing company by growing our current customer bases, expanding our service offerings, and acquiring and growing profitable staffing services companies.

      We operate our medical staffing services business through our indirect, wholly owned subsidiary Drug Consultants, Inc. ("DCI"). DCI furnishes personnel to perform a range of pharmacy technician, nursing and other health care services in support of the operations of government and commercial facilities, including its largest client, the State of California.

      We operate our technical staffing services business through our direct, wholly owned subsidiary iTechexpress, Inc. ("iTech"). iTech places technicians into technical jobs on a national basis. iTech has performed information technology and other technical staffing services for clients such as Best Buy, Equant NV and Office Depot.

      We are highly dependent on the operations of DCI and its largest client, the State of California, for our revenues. We anticipate approximately 90% of our revenues will come from DCI's medical staffing service business and approximately 10% of our revenues will come from iTech's technical staffing service business. Approximately 95% of DCI's revenue comes from the State of California. DCI's agreements with the State of California do not provide for a minimum purchase commitment of our services and can be terminated by the State at any time on 30 days' notice. Our dependence on the State of California as our major customer subjects us to significant financial risks in the operation of our business if the State of California were to terminate or materially reduce, for any reason, its business relationship with us. See "Risk Factors--We are heavily dependent on the operations of DCI for our revenues, which itself is highly dependent on the State of California as its major customer".

Company Background and the iTech and DCI Transactions

      Prior to August 2003, we were a development stage company. Although we were incorporated only five years ago, we have undergone a number of changes in our business strategy and organization.

      The Company was originally incorporated in Nevada under the name JavaJuice.net on September 13, 2000. The Company's business plan was to engage in the operation of an Internet Cafe, in Reno, Nevada. On August 8, 2003, The Company acquired M.T. Marketing Int. Corp.("MT"), and control of the Company shifted to the former MT shareholders. MT operated a payroll nurse staffing and homecare business. The Company was considered a "shell" at the time of the acquisition; therefore, the transaction was treated as a reverse merger. As a result of a change in business focus due to the acquisition, the Company changed its name to MT Ultimate Healthcare Corp. The Company subsequently attempted to expand its operations by acquiring B.P. Senior Care, Inc. (a provider of healthcare services to senior citizens in New Jersey) in May 2004 and Abundant Healthcare, Inc. (a provider of medical staffing services in Pennsylvania) in October 2004. The operations of B.P. Senior Care, Inc. were terminated in 2005.

      In November 2005, we determined to broaden our service offerings to include medical and technical staffing and to focus our activities on growing profitable operations.

      On November 4, 2005, we acquired 100% of the issued and outstanding shares of iTechexpress, Inc. in exchange for 305,000,000 newly issued shares of our Common Stock and the promise to issue an additional 523,333,333 shares of Common Stock at such time as we have available sufficient authorized shares.

      On November 7, 2005, iTech purchased all of the outstanding shares of Drug Consultants, Inc. for a purchase price of $1,800,000, of which $1,600,000 was paid at the closing of the purchase and $200,000 will be paid pursuant to a secured promissory note.

      As part of our focus on growing profitable operations, we decided to discontinue and dispose of certain operations which we determined did not
demonstrate suitable growth or profitability prospects.   On December 15,
2005, we completed the disposition of all of the outstanding capital stock of Marathon Healthcare Corporation, a newly formed holding company ("Marathon"), to Macdonald Tudeme and Marguerite Tudeme, the former controlling shareholders
of the Company.   At the time of the disposition, Marathon's assets included substantially all of the corporate names, business, operations, assets, properties, intellectual properties, trademarks, service marks, trade names, uniform resource locators, telephone numbers, and good will of the Company and
its subsidiaries (other than iTech and DCI).   These assets included all of
the operations of the Company's former operating subsidiaries MT and Abundant Healthcare, Inc. In exchange for all of the outstanding capital stock of Marathon and a cash payment to the Tudemes of $80,442.32, the Company received
from the Tudemes 35,691,200 shares of the Company's Common Stock.   In
connection with the disposition of Marathon, we also (a) assumed and released the Tudemes from certain liabilities and (b) pledged to Marathon 20,000,000 shares of our Common Stock as collateral to secure the performance and payment of a promissory note in the amount of $257,038 payable to Lisa Stern originally entered into as part of the Company's purchase of a former operating subsidiary. If we fail to pay any principal of or interest on the note when due, we will be in default of our obligations and Marathon will be able to retain and sell the pledged Common Stock to satisfy our obligations.

August 2004 and November 2005 Secured Convertible Note Financings

      On August 31, 2004, the Company entered into a securities purchase agreement with four accredited investors for the sale of secured convertible notes having an aggregate principal amount of $700,000, a 10% annual interest rate payable quarterly, and a term of two years. We also agreed to sell warrants to purchase up to an aggregate of 700,000 shares of our Common Stock at $0.45 per share. We only sold $500,000 principal amount of secured convertible notes under the 2004 agreement. The investors have agreed to purchase the remaining $200,000 commitment under the terms of our 2005 securities purchase agreement with the investors.

      On November 4, 2005, we entered into an additional securities purchase agreement with the same accredited investors, for the sale of secured convertible notes having an aggregate principal amount of $3,000,000, an 8% annual interest rate (payable quarterly), and a term of three years. We also agreed to sell warrants to purchase up to an aggregate of 15,000,000 shares of our Common Stock at $0.10 per share. The four accredited investors, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Partners II, LLC subscribed for 11.9%, 32.6%, 54.0% and 1.5%, respectively, of the total offering. Each accredited investor purchased, or will purchase, such percentage of each closing under the 2005 securities purchase agreement.

      As of December 15, 2005, we had issued under the two securities purchase agreements:

      .  $1,800,000 aggregate principal amount of secured convertible notes,

      . Warrants to purchase 700,000 shares of our Common Stock at $0.45 per shares, and

      . Warrants to purchase 6,500,000 shares of our Common Stock at $0.10 per share.

      We will issue and sell an additional $850,000 principal amount of secured convertible notes and warrants to purchase 4,250,000 shares of our Common Stock at $0.10 per share to the investors five days following the filing with the Securities and Exchange Commission of the registration
statement of which this Prospectus is a part.   The investors are required to
purchase an additional $1,050,000 principal amount of secured convertible notes and warrants to purchase 4,250,000 shares of our Common Stock at $0.10 per share five days following the date that the registration statement is declared effective by the Securities and Exchange Commission and if other conditions are satisfied, including: (i) the Company's representations and warranties contained in the 2005 securities purchase agreement being true and correct in all material respects on the date when made and as of the date of such purchase; (ii) the Company having performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the 2005 agreement; (iii) there being no litigation, statute, rule, regulation, executive order, decree, ruling or injunction that has been enacted, entered, promulgated or endorsed by or in any court or government authority of competent jurisdiction or any self-regulatory organization having requisite authority which prohibits the transactions contemplated by the 2005 agreement; (iv) no event having occurred which could reasonably be expected to have a material adverse effect on the Company; and (v) the shares of Common Stock issuable upon conversion of the secured convertible notes and exercise of the warrants having been authorized for quotation on the OTC Bulletin Board and trading in our Common Stock on the OTC Bulletin Board having not been suspended by the Securities and Exchange Commission or the OTC Bulletin Board.

      The secured convertible notes are convertible into our Common Stock, at the selling stockholders' option, at the lower of (i) $0.01 or (ii) 50% of the average of the three lowest intraday trading prices for the Common Stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the notes may be converted. As of December 15, 2005, the average of the three lowest intraday trading prices for our Common Stock during the preceding 20 trading days as reported on the OTC Bulletin Board was $0.0026 and, therefore, the conversion price for the secured convertible notes was $0.0013. Based on this conversion price, the $3,700,000 secured convertible notes, excluding interest, were convertible into 2,846,153,846 shares of our Common Stock. AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Partners II, LLC have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our Common Stock such that the number of shares of Common Stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of Common Stock.

      In connection with the 2005 securities purchase agreement, the investors agreed that, subject to the Company's compliance with the terms of the 2005 securities purchase agreement, the 2005 securities purchase agreement would replace the 2004 securities purchase agreement and the investors would waive all interest, penalties, fees, charges or other obligations accrued or owed by
the Company to the investors pursuant to the 2004 agreement.   There are
various risks of default associated with the secured convertible notes, including the fact that the secured convertible notes become immediately due and payable upon failure to pay the principal and interest of the secured convertible notes, the failure to convert the secured convertible notes to Common Stock, the failure to obtain the effectiveness of the registration statement of which this Prospectus is a part on or before April 3, 2006 (or April 28, 2006 if the Company is making good faith efforts to respond to Securities and Exchange Commission comments with respect to the registration statement), an assignment for the benefit of the Company's or its subsidiaries' creditors, an application for or consent to the appointment of a receiver for the Company or its subsidiaries, any judgment against the Company in excess of $50,000, and/or any bankruptcy, insolvency, reorganization or liquidation proceedings instituted by or against the Company or its subsidiaries. In addition, the Company would be required to pay the holders of the secured convertible notes an amount equal to the greater of (x) 130% times the sum of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest on the secured convertible notes plus any additional amounts owed to the holders of the secured convertible notes or
(y) the value of the highest number of shares of Common Stock issuable upon conversion of or otherwise pursuant to the amount calculated under clause (x) determined based upon the highest closing price of the Common Stock during the period beginning on the date of default and ending on the date the payment described herein. Additionally, we made certain representations and warranties and agreed to certain covenants that are customary for securities purchase agreements. In the event that we breach those representations, warranties or covenants, we will be subject to liquidated damages in the amount of 3% of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest on the secured convertible notes for breaches by us of certain representations, warranties and certain covenants. If we are unable to pay these liquidated damages we may be forced to abandon or curtail our business operations.

      See the "Risk Factors" and "Description of Securities" sections for a complete description of the secured convertible notes and their associated material risks.

History of Losses and Dependence on Additional Financing.

      We have historically lost money. As of September 30, 2005, the Company had $3,869,219 in accumulated deficit. Our continuing operations have only
recently been acquired, and provide a limited history of sales.   We face
strong competition in our markets, including from competitors who have significantly greater name recognition as well as substantially greater
financial, service offerings and marketing resources than we do.   As a result
of these factors and other described below under "Risk Factors", there is a risk that our medical and technical staffing services businesses will fail.

      We are dependent on obtaining additional financing to meet our current
obligations and to maintain our continuing operations.   As a result, it is
imperative that we complete the transactions contemplated by the 2005 securities purchase agreement. Our ability to repay the secured convertible notes and to execute our growth strategy is also dependent on our access to the capital markets. There can be no assurance that capital from outside sources will be available, or if such financing is available, that it will be on terms that management deems sufficiently favorable. If we are unable to obtain additional financing upon terms that management deems sufficiently favorable, or at all, it would have a material adverse impact upon our ability
to continue our business operations and pursue our expansion strategy.    In
the event we do not raise additional capital, it is likely that our growth will be restricted and that we may be forced to scale back or curtail implementing our business plan.

      Our principal executive offices are located at 18301 Von Karman, Suite 250, Irvine, California 92612. Our telephone number is (949) 260-0150 and our fax number is (815) 301-8756. The Company currently does not have a website.

The Offering

Common Stock offered by
Selling Stockholders.........................Up to 5,723,707,692
                                             shares of Common Stock including:

                                             i) up to 5,692,307,692 shares
                                             issuable upon conversion of
                                             secured convertible notes with an
                                             aggregate principal amount of
                                             $3,700,000 at a conversion price
                                             of $0.0013 per share as of
                                             December 15, 2005 (includes a
                                             good faith estimate of the shares
                                             underlying secured convertible
                                             notes to account for market
                                             fluctuations and antidilution
                                             protection adjustments);

                                             ii) up to 30,000,000 shares
                                             issuable upon the exercise of
                                             warrants at an exercise price of
                                             $0.10 per share (includes a good
                                             faith estimate of the shares
                                             underlying the warrants to
                                             account for antidilution
                                             protection adjustments); and

                                             iii) up to 1,400,000 shares
                                             issuable upon the exercise of
                                             warrants at an exercise price of
                                             $0.45 per share (includes a good
                                             faith estimate of the shares
                                             underlying the warrants to
                                             account for antidilution
                                             protection adjustments);

Common Stock Outstanding
Before the Offering......................... 364,308,800 shares

Common Stock Outstanding After the
Offering (assuming full conversion of
the secured convertible notes as of the
date of this Prospectus and no exercise
of the warrants)............................. up to 3,210,462,646 shares

Use of Proceeds.............................. This Prospectus relates to shares of our Common Stock that
                                              may be offered and sold from
                                              time to time by the selling
                                              stockholders.  We will not
                                              receive any proceeds from the
                                              resale of our Common Stock.  We
                                              will, however, receive proceeds
                                              from the exercise of the
                                              warrants.  However, AJW
                                              Partners, LLC, AJW Qualified
                                              Partners, LLC, AJW Offshore,
                                              Ltd., and New Millennium
                                              Partners II, LLC will be
                                              entitled to exercise the
                                              warrants on a cashless basis if
                                              the shares of common stock
                                              underlying the warrants are not
                                              then registered for resale
                                              pursuant to an effective
                                              registration statement.  In the
                                              event that AJW Partners, LLC,
                                              AJW Qualified Partners, LLC, AJW
                                              Offshore, Ltd., or New
                                              Millennium Partners II, LLC
                                              exercise the warrants on a
                                              cashless basis, then we will not
                                              receive any proceeds from the
                                              exercise of those warrants.  In
                                              addition, we have received gross
                                              proceeds of $1,800,000 from the
                                              sale of the secured convertible
                                              notes and the investors are
                                              obligated to provide us with an
                                              additional $850,000 within five
                                              days following the filing of the
                                              registration statement of which
                                              this Prospectus is a part and
                                              $1,050,000 within five days of
                                              the registration statement being
                                              declared effective.  The
                                              proceeds received from the sale
                                              of the secured convertible notes
                                              and from exercise of the
                                              warrants, if any, will be used
                                              for working capital in support
                                              of growing its business
                                              operations, which may include
                                              the purchase of other companies,
                                              similar to iTech or DCI, or
                                              focusing the proceeds into
                                              marketing and/or the hiring of
                                              additional employees.

Market for our Common Stock.................. Our Common Stock is quoted on the OTC Bulletin Board under the
                                              trading symbol "MTHC".  The
                                              market for our Common Stock is
                                              highly volatile as discussed in
                                              more detail, below, under the
                                              heading "Risk Factors".  We can
                                              provide no assurance that there
                                              will be a market in the future
                                              for our Common Stock.


                      SUMMARY FINANCIAL DATA

      We derived the summary financial information from the financial statements MT Ultimate Healthcare Corp. appearing in the section in this Prospectus entitled "Financial Statements". You should read this summary financial information in conjunction with the section entitled "Management's Discussion and Analysis", our financial statements and related notes to the financial statements.


                                         Year Ended        Nine Months Ended
                                       December 31, 2004   September 30, 2005
                                       -----------------   ------------------
                                          (Audited)           (Unaudited)

Revenues                               $     2,072,236     $      1,395,955
Cost of Revenues                       $     1,521,353     $      1,108,733
                                       ------------------  ------------------
Gross Profit                           $       550,883     $        287,222
Total expenses                               3,596,493              709,581
                                       ------------------  ------------------
Net Income (loss) from operations      $    (3,045,610)    $       (422,359)

Tax provisions                                       -                    -
                                       ------------------  ------------------
Net Income (Loss)                      $     (3,045,610)   $       (719,296)
                                       ------------------  ------------------
Earnings (loss) per share              $          (0.06)   $          (0.01)
                                       ------------------  ------------------
Total Assets                           $        570,620    $        357,069
Total Liabilities                      $      1,114,981    $      1,521,046
Stockholders' deficit                  $        544,361    $      1,163,977

                           RISK FACTORS
                           ------------

      Investing in our securities involves a high degree of risk. You should carefully consider the below risk factors and warnings before making an
investment decision.   If any of the risks described below actually occur, our
business, financial condition or future operating results could be materially harmed. In that case, the price of our Common Stock could decline, and you could lose all or part of your investment. You should also refer to the other information set forth or incorporated by reference in this Prospectus.


                  Risks Relating to Our Business


      We may continue to be unprofitable and may not generate profits to continue our business plan.

      We have historically lost money. As of September 30, 2005, the Company had $3,869,219 in accumulated deficit. There is a risk that our medical and technical staffing services businesses will fail. If our business plan is not successful, we will likely be forced to curtail or abandon our business plan. If this happens, you could lose your entire investment in our Common Stock.

      Our auditors have expressed an opinion that there is substantial doubt about our ability to continue as a going concern.

      Our auditors have expressed an opinion that there is substantial doubt about our ability to continue as a going concern primarily because we have yet to generate sufficient working capital to support our operations and our ability to pay outstanding employment taxes. Our most recent financial statements have been prepared assuming that we will continue as a going concern. The financial statements do not include any adjustments that might result from our inability to continue as a going concern. If we are unable to continue as a going concern, you will lose your entire investment in our Common Stock.

      Our operations are recently acquired which means that we have a limited operating history upon which you can base your investment decision

      Prior to August 2003, we were a development stage company. Although we were incorporated only five years ago, we have undergone a number of changes in our business strategy and organization. In August 2003, we entered the payroll nurse staffing and homecare business. We adjusted our business strategy again in November 2005 by broadening our service offerings to include medical and technical staffing and to focus our activities on growing profitable operations. We have begun to implement this strategy by acquiring iTech and DCI.

      The operations of iTech and DCI, which will represent our entire business for the foreseeable future, were acquired in November 2005 and we have not yet completed and made available audited financial statements with respect to these operations. Accordingly, we have a limited operating history upon which an evaluation of our prospects can be made. Our strategy is unproven and the revenue and income potential from our strategy is unproven. We may encounter risks and difficulties frequently encountered by companies that have grown rapidly through acquisition, including the risks described elsewhere in this section. Our business strategy may not be successful and we may not be able to successfully address these risks. If we are unsuccessful in the execution of our current strategic plan, we could be forced to reduce
or cease our operations.   If this happens, you could lose your entire
investment in our Common Stock.

      We will require significant additional capital to repay monies borrowed by us, continue our business operations and pursue our growth strategy.

      We have sold $1,800,000 in secured convertible notes and have agreed to sell an additional $1,900,000 of secured convertible notes to the selling stockholders. We do not currently have enough capital to repay any of these amounts and we may never generate enough revenue to repay the amounts owed. As a result, we could be forced to curtail or abandon our business plan, making any investment in our Common Stock worthless.

      Our continued operations and growth strategy depend on our ability to access the capital markets. There can be no assurance that capital from outside sources will be available, or if such financing is available, that it will be on terms that management deems sufficiently favorable. If we are unable to obtain additional financing upon terms that management deems sufficiently favorable, or at all, it would have a material adverse impact upon our ability to continue our business operations and pursue our growth strategy. In the event we do not raise additional capital, it is likely that our growth will be restricted and that we may be forced to scale back or curtail implementing our business plan. If this happens, you as an investor would likely experience a devaluing of your Common Stock.

      We may be forced to sell shares of Common Stock and/or enter into additional convertible note financing agreements in order to repay amounts owed and continue our business plan.

      Assuming the sale of all the secured convertible notes to the selling stockholders, we will owe approximately $3,700,000 to the selling stockholders (not including any accrued interest) and owe the former stockholders of DCI n additional $200,000 in connection with the purchase of DCI, an aggregate of approximately $112,228 to our Director, Keith Moore (pursuant to two working capital lines of credit, described in further detail under "Certain Relationships and Related Party Transactions"), $36,285 to David Walters, our Chief Executive Officer and Director, and $36,285 to Mr. Moore for accrued but unpaid salaries for those two individuals in connection with the operations of iTech and $49,500 to Mr. Moore for accrued but unpaid salaries in connection with the operations of a subsidiary of iTech. Additionally, we still owe approximately $211,500 under a promissory note with Abundant Nursing, Inc., which we have agreed to guarantee as part of the disposition of Marathon, and approximately $212,000 under a SBA loan and line of credit, which was assumed by Marathon as part of the disposition of Marathon (but with respect to which we will remain liable). We may be forced to raise additional funds to repay these amounts through the issuance of equity, equity-related or convertible debt securities. The issuance of additional common stock dilutes existing stockholdings. Additionally, in furtherance of our transaction with the selling stockholders, we may issue additional shares of common stock throughout the term, and accordingly, our stockholders may experience significant dilution. Further procurement of additional financing through the issuance of equity, equity-related or convertible debt securities or preferred stock may further dilute existing stock. The perceived risk of dilution may cause the selling stockholders, as well as other holders, to sell their shares, which would contribute to downward movement in the price of your shares. Additionally, if such additional shares are issued, you as an investor would likely experience a devaluing of your Common Stock.

      We have pledged all of our assets to existing creditors

      The secured convertible notes are secured by a lien on substantially all of our assets, including our equipment, inventory, contract rights, receivables, general intangibles, and intellectual property. A default by us under the secured convertible notes would enable the holders of the notes to take control of substantially all of our assets. The holders of the secured convertible notes have no operating experience in our industry and if we were to default and the note holders were to take over control of our Company, they could force us to substantially curtail or cease our operations. If this happens, you could lose your entire investment in our Common Stock.

      iTech and DCI, our principal operating subsidiaries, have pledged substantially all of their accounts receivable to secure the payment of accounts receivable sold under a factoring agreement with Systran Financial Services Corporation ("Systran"). The factoring agreement provides for iTech and DCI to sell their accounts receivables to Systran at a discount of 1.5%. If Systran is unable to collect our accounts receivable purchased from us, they could take control of all of our accounts receivable, which would substantially reduce our working capital and could force us to curtail or abandon our business plan. If this happens, you could lose your entire investment in our Common Stock.

      In addition, the existence of these asset pledges to the holders of the secured convertible notes and to Systran will make it more difficult for us to obtain additional financing required to repay monies borrowed by us, continue our business operations and pursue our growth strategy.

      The secured convertible notes become immediately due and payable upon default and we may be required to pay an amount in excess of the outstanding amount due under of the secured convertible notes, and we may be forced to sell all of our assets.

      The secured convertible notes become immediately due and payable upon an event of default including:

      . failure to obtain effectiveness of the registration statement of which this Prospectus is a part on or before April 3, 2006 (or
         April 28, 2006 if the Company is making good faith efforts to respond to Securities and Exchange Commission comments with respect to the registration statement);
      .  failure to pay interest and principal payments when due;
      . a breach by us of any material covenant or term or condition of the secure convertible notes or any agreement made in connection therewith;
      . a breach by us of any material representation or warranty made in the 2005 securities purchase agreement or in any agreement made in connection therewith;
      . we make an assignment for the benefit of our creditors, or a receiver or trustee is appointed for us;
      . the entering of any money judgment, writ or similar process against us or any of our subsidiaries or any of our property or other assets for more than $50,000;
      . any form of bankruptcy or insolvency proceeding is instituted by or against us; and
      . our failure to timely deliver shares of Common Stock when due upon conversions of the secured convertible notes.

      If we default on the secured convertible notes and the holders demand all payments due and payable, we will be required to pay the holders of the secured convertible notes an amount equal to the greater of (x) 130% times the sum of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest on the secured convertible notes plus additional amounts owed to the holders of the notes under the 2004 securities purchase agreement and the 2005 securities purchase agreement and related documents or
(y) the value of the highest number of shares of Common Stock issuable upon conversion of or otherwise pursuant to the amount calculated under clause (x) determined based on the highest closing price of the Common Stock during the period beginning on the date of default and ending on the date of the payment
described herein.   We do not currently have the cash on hand to repay this
amount. If we are unable to raise enough money to cover this amount we may be forced to restructure, file for bankruptcy, sell assets or cease operations. If any of these events happen, you could lose your entire investment in our Common Stock.

      We may be subject to liquidated damages in the amount of 3% of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest on the secured convertible notes for breaches by us of our representations and warranties and certain covenants under the 2005 securities purchase agreement.

      In the 2005 securities purchase agreement, we made certain representations and warranties and agreed to certain covenants that are customary for securities purchase agreements. In the event that we breach those representations, warranties or covenants, we will be subject to liquidated damages in the amount of 3% of the outstanding amount of the secured convertible notes, per month, plus accrued and unpaid interest on the notes for such breaches. As of the December 15, 2005, the outstanding amount
of the secured convertible notes was $1,800,000.   We have not previously been
required to pay any liquidated damages, however if we do breach the representations, warranties or covenants, we will be forced to pay liquidated damages to the note holders. If we do not have enough cash on hand to cover the amount of the liquidated damages, we could be forced to sell part or all of our assets, which could force us to scale back our business operations. . If this happens, you as an investor would likely experience a devaluing of your Common Stock.

      We are heavily dependent on the operations of DCI for our revenues, which itself is highly dependent on the State of California as its major customer.

      We anticipate approximately 90% of our revenues for the foreseeable future will come from the operations of DCI, which we acquired in November, 2005. Approximately 95% of DCI's revenue comes from the State of California. DCI's agreements with the State of California do not provide for a minimum purchase commitment of our services and can be terminated by the State at any time on 30 days' notice. Our dependence on the State of California as our major customer subjects us to significant financial risks in the operation of our business if the State of California were to terminate or materially reduce, for any reason, its business relationship with us. Further, the State of California is subject to unique political and budgetary constraints and has special contracting requirements that may affect our ability to obtain additional contacts. In addition, future sales to the State of California and other governmental agencies, if any, will depend on our ability to meet government contracting requirements, certain of which may be onerous or impossible to meet, resulting in our inability to obtain a particular contract. Common requirements in government contracts include bonding; provisions permitting the purchasing agency to modify or terminate, at will, the contract without penalty; and provisions permitting the agency to perform investigations or audits of our business practices. If we are unable to maintain our contracts in the State of California and/or gain new contracts in California and elsewhere, we could be forced to curtail or abandon our
business plan.   If this happens, you could lose your entire investment in our
Common Stock.

      We face significant competition for our services and as a result, we may be unable to compete in the medical and technical staffing industries.

      We face significant competition for our staffing services. The markets for our services are intensely competitive and we face significant competition from a number of different sources. Several of our competitors have significantly greater name recognition as well as substantially greater financial, technical, service offerings, product development and marketing resources than we do. Additionally, competitive pressures and other factors may result in price or market share erosion that could have a material adverse effect on our business, results of operations and financial condition.

      There is a shortage of workers in the healthcare industry that may impede our ability to acquire qualified healthcare professionals for our continued growth.

      Presently, the healthcare industry is experiencing a growing shortage of healthcare professionals. As the operations of DCI are in part based on the placement of healthcare professionals, there can be no assurance that we will be able to acquire qualified healthcare professionals to meet our growing needs. Any shortage in the number of professionals in the healthcare industry could impede the Company's ability to place such healthcare professionals into jobs and/or impede our growth rate. If we are unable to find qualified healthcare professionals to place in jobs, it would prevent us from continuing
our current business strategy.   If this happens, you as an investor would
likely experience a devaluing of your Common Stock.

      We are actively seeking to acquire companies related to our business operations, but our efforts may not materialize into definitive agreements.

      Our business model is dependent upon growth through acquisition of other staffing service providers. We completed the acquisition of iTech and DCI in November 2005. Although we currently have no commitments with respect any other acquisitions, we expect to continue making acquisitions that will enable us to expand our staffing services and build our customer base. There can be no assurance that we will be successful in identifying suitable acquisition candidates or in coming to definitive terms with respect to any negotiations which we may enter into, or, assuming that we reach definitive agreements, that we will close the acquisitions. In the event that we do not reach any additional definitive agreements or close any additional acquisitions, our expansion strategy will not proceed as intended which will have a material adverse effect on our growth.

      Our future acquisitions, if any, may be costly and may not realize the benefits anticipated by us.

      We may engage in future acquisitions, which may be expensive and time-consuming and from which we may not realize anticipated benefits. We may acquire additional businesses, technologies, products and services if we determine that these additional businesses, technologies, products and services are likely to serve our strategic goals. We currently have no commitments or agreements with respect to any acquisitions. The specific risks we may encounter in these types of transactions include the following:

      . Potentially dilutive issuances of our securities, the incurrence of debt and contingent liabilities and amortization expenses related to intangible assets, which could adversely affect our results of operations and financial conditions;
      . The possible adverse impact of such acquisitions on existing relationships with third-party partners and suppliers of services;
      . The possibility that staff or customers of the acquired company might not accept new ownership and may transition to different technologies or attempt to renegotiate contract terms or relationships;
      . The possibility that the due diligence process in any such acquisition may not completely identify material issues associated with product quality, intellectual property issues, key personnel issues or legal and financial contingencies; and
      . Difficulty in integrating acquired operations due to geographical distance, and language and cultural differences; and

      A failure to successfully integrate acquired businesses for any of these reasons could have a material adverse effect on our results of operations.

      We may be unable to manage our growth.

      Any growth that we experience is expected to place a significant strain on our managerial and administrative resources. We have limited employees who perform management or administrative functions. Further, if our business grows, we will be required to manage multiple relationships with various clients, healthcare professionals and third parties. These requirements will be exacerbated in the event of further growth. There can be no assurance that our other resources such as our systems, procedures or controls will be adequate to support our growing operations or that we will be able to achieve the rapid execution necessary to successfully offer our services and implement
our business plan.   Assuming that our business grows, our future success will
depend on our ability to add additional management and administrative personnel to help compliment our current employees as well as other resources. If we are unable to add additional managerial and administrative resources, it will prevent us from continuing our business plan, which calls for expanding our operations, and could have an adverse effect on the value of our Common Stock.

      We heavily depend on our Chief Executive Officer and Director, David Walters and our Director Keith Moore.

      The success of the Company heavily depends upon the personal efforts and abilities of David Walters and Keith Moore. Mr. Walters serves as the Company's Chief Executive Officer and Director and Keith Moore serves as our Director and together they are primarily responsible for the operation of the Company's wholly owned subsidiaries iTech and DCI. The Company has not entered into an employment agreement with Mr. Walters or Mr. Moore, however the Company's wholly owned subsidiary iTech, does have Independent Contractor Agreements with Mr. Walters and Mr. Moore (described below under "Certain Relationships and Related Transactions"). The Company also anticipates entering into an agreement for executive management services with a yet to be
formed management company owned by Mr. Walters and Mr. Moore.   If either were
to leave unexpectedly; we may not be able to execute our business plan. Our future performance depends in significant part upon the continued service of Mr. Walters and Mr. Moore as they have acquired specialized knowledge and skills with respect to our business. Additionally, because we have a relatively small number of employees when compared to other leading companies in the same industry, our dependence on maintaining our relationship with Mr. Walters and Mr. Moore is particularly significant. We cannot be certain that we will be able to retain Mr. Walters or Mr. Moore in the future. The loss of Mr. Walters or Mr. Moore could have a material adverse effect on our business and operations and cause us to expend significant resources in finding a replacement, which could cause the value of our Common Stock to decline or become worthless.

      David Walters and Keith Moore can vote an aggregate of 84.0% of our Common Stock and can exercise control over corporate decisions including the appointment of new Directors.

      David Walters and Keith Moore can vote an aggregate of 745,500,000 shares (or 84.0%) of our outstanding Common Stock. Accordingly, Mr. Walters and Mr. Moore will exercise control in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Any investors who purchase shares pursuant to this Prospectus will be minority shareholders and as such will have little to no say in the direction of the Company and the election of Directors. Additionally, it will be difficult if not impossible for investors to remove Mr. Walters and Mr. Moore as Directors of the Company, which will mean they will remain in control of who serves as officers of the Company as well as whether any changes are made in the Board of Directors. As a potential investor in the Company, you should keep in mind that even if you own shares of the Company's Common Stock and wish to vote them at annual or special shareholder meetings, your shares will likely have little effect on the outcome of corporate decisions.

      Our results of operations have fluctuated in the past and as a result, the results of one quarter may not be indicative of our yearly results, making any investment in us speculative.

      Our quarterly operating results and revenue has historically fluctuated in the past and may do so in the future from quarter to quarter and period to period, as a result of a number of factors including, without limitation:

     .  the size and timing of orders from clients;

     . changes in pricing policies or price reductions by us or our competitors;

     . changes in revenue recognition or other accounting guidelines employed by us and/or established by the Financial Accounting Standards Board or other rule-making bodies;

     .  our success in expanding our sales and marketing programs;

     .  execution of or changes to Company strategy;

     .  personnel changes; and

     .  general market/economic factors.

Due to all of the foregoing factors, it is possible that our operating results may be below the expectations of public market analysts and investors. In such event, the price of our common stock would likely decline and any investment in us could become worthless.

      We face potential liability for security breaches relating to our technology.

      We face the possibility of damages resulting from internal and external security breaches, and viruses. The systems with which we may interface, such as the Internet and related systems may be vulnerable to security breaches, viruses, programming errors, or similar disruptive problems. The effect of these security breaches and related issues could reduce demand for our services. Accordingly, we believe that it is critical that these facilities and related infrastructures not only be secure, but also be viewed by our customers as free from potential breach. Maintaining such standards, protecting against breaches and curing security flaws, may require us to expend significant capital.

       Risks Relating to Our Current Financing Arrangement

      If the registration statement of which this Prospectus is a part is not declared effective before April 3, 2006, we may be forced to incur substantial penalties.

      The Company is subject to a $53,000 per month penalty payable to the secured convertible note holders, if the registration statement of which this Prospectus is a part fails to become effective on or before April 3, 2006 (or April 28, 2006 if the Company is making good faith efforts to respond to Securities and Exchange Commission comments with respect to the registration statement). If this penalty becomes payable, the Company will likely be forced to pay this amount out of the proceeds of the sale of the secured convertible notes. This will likely have a materially adverse affect on the Company's financial condition, and could force the Company to curtail its business plan.

      We cannot issue shares of Common Stock upon conversion of the secured convertible notes until we complete our pending reverse stock split and amendments to our Articles of Incorporation.

      We are registering in this Prospectus up to 5,723,707,692 shares of Common Stock issuable upon conversion of $3,700,000 of secured convertible notes and related warrants. As of December 15, 2005, we had only 400,000,000 shares of our Common Stock authorized for issuance, of which 364,308,800 shares were issued and outstanding. As a result, we are currently unable to issue shares of Common Stock upon conversion of the secured convertible notes.

      We are in the process of obtaining stockholder approval to effect a one-for-ninety reverse stock split of our Common Stock and to re-authorize for issuance 400,000,000 shares of Common Stock after giving effect to the reverse stock split. Our Board of Directors has approved each of these corporate actions and stockholders holding more than 50% of our issued and outstanding shares of Common Stock have indicated their intention to consent to these
corporate actions in writing without a meeting of our stockholders.   On
December 9, 2005, we filed a preliminary information statement with the Securities and Exchange Commission, notifying our stockholders of these and other actions. We have received notice that the Securities and Exchange Commission intends to review and comment upon the preliminary information statement. As a result, the timing of completion of these corporate actions depends on the duration of the review by the Securities and Exchange Commission and our ability to address their comments in a timely manner. We currently expect to complete each of these corporate actions in the first quarter of 2006. Completion of these corporate actions would provide us with a sufficient number of authorized shares of Common Stock to satisfy our obligations under the secured convertible notes. Any issuance of shares of Common Stock in excess of our authorized capital is contingent upon our completing such corporate actions or otherwise increasing the number of our authorized shares of Common Stock.

      If we are unable to complete such corporate actions, or otherwise increase the number of our authorized shares of Common Stock, we would be unable to satisfy our obligations under the secured convertible notes. If we default on the secured convertible notes, we may be forced to restructure, file for bankruptcy, sell assets or cease operations. If any of these events happen, you could lose your entire investment in our Common Stock. See "Risk Factors-- The secured convertible notes become immediately due and payable upon default and we may be required to pay an amount in excess of the outstanding amount due under of the secured convertible notes, and we may be forced to sell all of our assets."

      The issuance and sale of Common Stock underlying the secured convertible notes and the warrants may depress the market price of our Common Stock.

      As of December 15, 2005, we had 364,308,800 shares of Common Stock issued and outstanding. We are registering in this Prospectus up to 5,723,707,692 shares of Common Stock issuable upon conversion of $3,700,000 of secured convertible notes and related warrants. As sequential conversions and sales take place, the price of our Common Stock may decline, and as a result, the holders of the secured convertible notes could be entitled to receive an increasing number of shares, which could then be sold, triggering further price declines and conversions for even larger numbers of shares, to the detriment of the investors in this Offering. All of the shares issuable upon conversion of the secured convertible notes and upon exercise of the warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our Common Stock.

      The issuance and sale of Common Stock underlying the secured convertible notes and the warrants represent overhang.

      In addition, the Common Stock issuable upon conversion of the secured convertible notes and exercise of the warrants may represent overhang that may also adversely affect the market price of our Common Stock. Overhang occurs when there is a greater supply of a company's stock in the market than there is demand for that stock. When this happens the price of the company's Common Stock will decrease, and any additional shares which shareholders attempt to sell in the market will only decrease the share price even more. The secured convertible notes may be converted at a conversion price of $0.0013 per share, as of December 15, 2005. Warrants to purchase 700,000 shares of our Common Stock may be exercised at a price of $0.45 per share and warrants to purchase 15,000,000 shares of our Common Stock may be exercised at a price of $0.10 per share. As of December 15, 2005, the market price for one share of our Common
Stock was $0.003.    Therefore, the secured convertible notes and warrants may
be converted into Common Stock at a discount to the market price, providing holders with the ability to sell their Common Stock at or below market and still make a profit. In the event of such overhang, holders will have an incentive to sell their Common Stock as quickly as possible. If the share volume of the Company's Common Stock cannot absorb the discounted shares, the market price per share of our Common Stock will likely decrease.

      The issuance of Common Stock underlying the secured convertible notes and the warrants will cause immediate and substantial dilution.

      The issuance of Common Stock upon conversion of the secured convertible notes and exercise of the warrants by the selling stockholders will result in immediate and substantial dilution to the interests of other stockholders since the selling stockholders may ultimately receive and sell the full amount issuable on conversion or exercise. Although the selling stockholders may not convert their secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.9% of our outstanding Common Stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings, selling those shares, and then converting the rest of their holdings, while still staying below the 4.9% limit. In this way, the selling stockholders could sell more than this limit while never actually holding more shares than this limit allows. If the selling stockholders choose to do this it will cause substantial dilution to the holders of our Common Stock.

      The continuously adjustable conversion price feature of our secured convertible notes could require us to issue a substantially greater number of shares, which may adversely affect the market price of our Common Stock and cause dilution to our existing stockholders.

      Our existing stockholders will experience substantial dilution of their investment upon conversion of the secured convertible notes and exercise of the warrants by the selling stockholders. The secured convertible notes are convertible into shares of our Common Stock at the lesser of $0.01 or 50% of the average of the three lowest trading prices of our Common Stock during the 20 trading day period ending one trading day before the date that a holder sends us a notice of conversion. If converted on December 15, 2005, the secured convertible notes would be convertible into approximately 2,846,153,846 shares of Common Stock based upon a conversion price of $0.0013. The number of shares issuable could prove to be significantly greater in the event of a decrease in the trading price of our Common Stock that would cause dilution to our existing stockholders. The sale of shares of Common Stock issuable upon conversion of the secured convertible notes and exercise of the warrants may adversely affect the market price of our Common Stock. As sequential conversions and sales take place, the price of our Common Stock may decline and if so, the holders of secured convertible notes would be entitled to receive an increasing number of shares, which could then be sold, triggering further price declines and conversions for even larger numbers of shares, which would cause additional dilution to our existing stockholders. Additionally, there are no provisions in the 2005 securities purchase agreement, the secured convertible notes, the warrants, or any other document which restrict the selling stockholders' ability to sell short our Common Stock, which they could do to decrease the price of our Common Stock and increase the number of shares they would receive upon conversion and thereby further dilute other stockholders.

      The following is an example of the amount of shares of our Common Stock that are issuable upon conversion of the secured convertible notes based on conversion prices that are 25%, 50% and 75% below the conversion price as of December 15, 2005 of $0.0013.

          Percentage Below                  Approximate       % of
          Conversion Price    Estimated     Number of         Outstanding
          as of the Filing    Conversion    Shares            Common
          Date                Price         Issuable (1)      Stock (1)(2)
          ----------------    ----------    --------------    ------------
          25%                 $0.000975      3,794,871,795    91.2%
          50%                 $0.000650      5,692,307,692    94.0%
          75%                 $0.000325     11,384,615,385    96.9%

(1) Includes shares of Common Stock issuable upon conversion of the secured convertible notes and 15,700,000 shares of Common Stock issuable upon exercise of outstanding warrants.

(2) As of December 15, 2005, we had 364,308,800 shares of Common Stock issued and outstanding.

As illustrated, the number of shares of Common Stock issuable upon conversion of the secured convertible notes will increase if the conversion price of our Common Stock declines, which will cause dilution to our existing stockholders.

      The continuously adjustable conversion price feature of the secured convertible notes may encourage investors, including the selling stockholders, to sell short our Common Stock, which could have a depressive effect on the price of our Common Stock.

       The secured convertible notes are convertible into shares of our Common Stock at the lesser of $0.01 or 50% of the average of the three lowest trading prices of our Common Stock during the 20 trading day period ending one trading day before the date that a holder sends us notice of conversion. The significant downward pressure on the price of our Common Stock as the selling stockholders convert and sell material amounts of our Common Stock could encourage investors, including the selling stockholders, to short sell our Common Stock. This could place further downward pressure on the price of our Common Stock. In addition, not only the sale of shares issued upon conversion of the secured convertible notes or exercise of the warrants, but also the mere perception that these sales could occur, may adversely affect the market price of our Common Stock.

      We must satisfy certain conditions before the investors are obligated to purchase the remaining secured convertible notes and warrants.

      As of December 15, 2005, we had issued to the selling stockholders $1,800,000 aggregate principal amount of secured convertible notes, warrants to purchase 700,000 shares of our Common Stock at $0.45 per share, and warrants to purchase 6,500,000 shares of our Common Stock at $0.10 per share. We will issue and sell an additional $850,000 principal amount of secured convertible notes and warrants to purchase 4,250,000 shares of Common Stock at $0.10 per share to the selling stockholders five days following the filing with the Securities and Exchange Commission of the registration statement of
which this Prospectus is a part.   The selling stockholders are required to
purchase an additional $1,050,000 principal amount of secured convertible notes and warrants to purchase 4,250,000 shares of Common Stock at $0.10 per share five days following the date that the registration statement is declared effective by the Securities and Exchange Commission and conditioned upon certain other conditions, including: (i) the Company's representations and warranties contained in the 2005 securities purchase agreement being true and correct in all material respects on the date when made and as of the date of such purchase; (ii) the Company having performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the 2005 agreement; (iii) there being no litigation, statute, rule, regulation, executive order, decree, ruling or injunction that has been enacted, entered, promulgated or endorsed by or in any court or government authority of competent jurisdiction or any self-regulatory organization having requisite authority which prohibits the transactions contemplated by the 2005 agreement; (iv) no event having occurred which could reasonably be expected to have a material adverse effect on the Company; and (v) the shares of Common Stock issuable upon conversion of the secured convertible notes and exercise of the warrants having been authorized for quotation on the OTC Bulletin Board and trading in our Common Stock on the OTC Bulletin Board having not been suspended by the Securities and Commission or the OTC Bulletin Board.

      If the registration statement is not declared effective within the agreed-upon time frame or we fail to satisfy these additional conditions, the selling stockholders have no obligation to purchase the remaining secured convertible notes and warrants. If the selling stockholders do not purchase the remaining secured convertible notes and warrants, the Company may be required to curtail or abandon its business plan, which would decrease the value of our Common Stock.

      The selling stockholders may exploit a major announcement made by the Company to convert the secured convertible notes at a price substantially lower then the conversion price would be otherwise.

      Under the terms of the secured convertible notes, the conversion price which the selling stockholders must pay is changed after major announcements by the Company, discussed below. In the event the Company makes a major announcement, the conversion price of the secured convertible notes is equal to the lower of the conversion price that would be in effect on the date the announcement is made or the current conversion price at the time the selling stockholders wish to convert. Therefore, if the Company's stock price was to increase substantially after a major announcement the selling stockholders could still convert the secured convertible notes the lower price which applied before the announcement. In this way, the selling stockholders could hold shares of Common Stock worth much more then the selling stockholders originally paid for them. Therefore, the selling stockholders could sell the shares at a price lower then the current market prices, still making a profit on their investment which would drive down the price of the Common Stock.

      If the Company wishes to merge or consolidate its assets with another company prior to fully paying back the secured convertible notes, it could lead to a default under the notes, making them immediately due.

      Under the terms of the secured convertible notes, any sale, conveyance or disposition of all or substantially all of the assets of the Company in which more than 50% of the voting power of the Company is disposed of, or the consolidation, merger or other business combination of the Company with or into any other entity when the Company is not the survivor shall either:
(i) be deemed to be an event of default under the notes which could cause the Company to pay substantial penalties, or (ii) require the Company to get written approval by the successor entity that such successor entity assumes the obligations of the secured convertible notes. Additionally, if the Company makes any issuance of shares of Common Stock, options for shares of Common Stock, or issuances any additional convertible notes for consideration less than the conversion price then in effect, the conversion price of the secured convertible notes will become the price the shares or options were issued for or the price the additional convertible notes will be convertible for. If the Company is forced to pay penalties under the secured convertible notes or the conversion price of the notes is decreased substantially, the Company could be forced to curtail its business operations or issue more shares of Common Stock, which would have a dilutive effect on then shareholders.

                Risks Relating to Our Common Stock


      The market price of our Common Stock historically has been volatile.

      The market price of our Common Stock historically has fluctuated significantly based on, but not limited to, such factors as: general stock market trends, announcements of developments related to our business, actual or anticipated variations in our operating results, our ability or inability to generate new revenues, conditions and trends in the healthcare industry and in the industries in which our customers are engaged.

      Our Common Stock is traded on the OTC Bulletin Board. In recent years the stock market in general has experienced extreme price fluctuations that have oftentimes have been unrelated to the operating performance of the affected companies. Similarly, the market price of our Common Stock may fluctuate significantly based upon factors unrelated or disproportionate to our operating performance. For example, the 52-week high for our Common Stock was $0.17 on December 13, 2004, as compared to the 52-week low of $.002 on December 15, 2005. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our Common Stock.

      Our Common Stock is subject to the "Penny Stock" rules of the Commission which limits the trading market in our Common Stock, makes transactions in our Common Stock cumbersome and may reduce the value of an investment in our Common Stock.

      Our Common Stock is considered a "penny stock" as defined in Rule 3a51-1 promulgated by Commission under the Securities Exchange Act of 1934.
In general, a security which is not quoted on NASDAQ or has a market price of less than $5 per share where the issuer does not have in excess of $2,000,000 in net tangible assets (none of which conditions the Company meets) is considered a penny stock. The Commission's Rule 15g-9 regarding penny stocks impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally persons with net worth in excess of $1,000,000 or an annual income exceeding $200,000or $300,000 jointly with their spouse). For transactions covered by the rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Thus, the rules affect the ability of broker-dealers to sell our Common Stock should they wish to do so, because of the adverse effect that the rules have upon liquidity of penny stocks. Unless the transaction is exempt under the rules, under the Securities Enforcement Remedies and Penny Stock Reform Act of 1990, broker-dealers effecting customer transactions in penny stocks are required to provide their customers with (i) a risk disclosure document; (ii) disclosure of current bid and ask quotations if any; (iii) disclosure of the compensation of the broker-dealer and its sales personnel in the transaction; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account. As a result of the "penny stock" rules, the market liquidity for our Common Stock may be adversely affected by limiting the ability of broker-dealers to sell our Common Stock
and the ability of purchasers to resell our Common Stock.   Additionally, the
value of the Company's securities may be adversely affected by the "penny stock" rules, because of the additional disclosures required by broker-dealers, which take additional time and effort from broker-dealers, decreasing the likelihood that broker-dealers will sell the Company's Common Stock. This may in turn have an adverse effect on the liquidity of the Company's securities which in turn could adversely affect the price of the Company's securities.

      In addition, various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired.

      The Company has not paid any cash dividends.

      The Company has paid no cash dividends on its Common Stock to date and it is not anticipated that any cash dividends will be paid to holders of the Company's Common Stock in the foreseeable future. While the Company's dividend policy will be based on the operating results and capital needs of the business, it is anticipated that any earnings will be retained to finance the future expansion of the Company.

                    FORWARD-LOOKING STATEMENTS
                   ---------------------------

      This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may affect our actual results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors are discussed in the section entitled "Risk Factors". In some cases you can identify forward-looking statements by terminology such as "may", "should", "could", "would", "expect", "plan", "anticipate", "believe", "estimate", "continue", or the negative of such terms or other similar expressions. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this Prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Prospectus might not occur.

                         USE OF PROCEEDS
                         ---------------

      This Prospectus relates to shares of Common Stock that the Company may issue upon the conversion of $3,700,000 of secured convertible notes. The Common Stock issuable upon the conversion of the Convertible Notes may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the resale of such Common Stock by the selling stockholders. As of the date of this Prospectus, the Company has sold $1,800,000 of the secured convertible notes. The Company has agreed to sell an additional $1,900,000 in secured convertible notes, subject to the Company's satisfaction of certain conditions as described above under "Risk Factors" including the filing and the effectiveness of the registration
statement of which this Prospectus is a part.   Proceeds to the Company from
the sale of the additional secured convertible notes may be reduced if the registration statement does not become effective on or before April 3, 2006, and the holders of the secured convertible notes choose to enforce their rights to penalties. See "Risk Factors--If the registration statement of which this Prospectus is a part is not declared effective before April 3, 2006, we may be forced to incur substantial penalties".

      This Prospectus also relates to shares of Common Stock that the Company may issue upon exercise of warrants. As of the date of this Prospectus, the Company has issued warrants to purchase 700,000 shares of its Common Stock at an exercise price of $0.45 per share and warrants to purchase 6,500,000 shares of its Common Stock at an exercise price of $0.10 per share. . The Company has agreed to sell warrants to purchase an additional 8,500,000 shares of Common Stock at an exercise price of $0.10 per share concurrently with the
sale of additional secured convertible notes describe above.   The Common
Stock underlying the warrants may be offered and sold from time to time by the selling stockholders. The Company will not receive any proceeds from the resale of our Common Stock underlying the warrants, however the Company will receive proceeds upon the exercise of the warrants. However, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered for resale pursuant to an effective registration statement. In the event that AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., or New Millennium Partners II, LLC exercise the warrants on a cashless basis, then we will not receive any proceeds from the exercise of those warrants.

      The Company will use the proceeds from the sale of additional secured convertible notes and from the exercise of warrants, if any, for working capital in support of growing its business operations, which may include the purchase of other companies, similar to iTech or DCI, or focusing the proceeds into marketing and/or the hiring of additional employees. The Company has already used all of the proceeds which it received from the sale of the secured convertible notes to complete the acquisition of DCI and prior acquisitions of discontinued businesses, pay outstanding debts of the Company and pay legal costs.

                         DIVIDEND POLICY
                         ---------------

      We have not in the past paid any dividends on our Common Stock. We do not anticipate that any cash dividends will be paid to holders of the Company's Common Stock in the foreseeable future. We anticipate that we will retain any future earnings for use in the expansion and operation of our business. Any determination to pay dividends will depend upon our financial condition, results of operations and capital requirements.


                       SELLING STOCKHOLDERS
                      ---------------------

      On the date of this offering, the Company has 364,308,800 shares of Common Stock outstanding. This Prospectus relates to the resale of 5,723,707,692 shares of Common Stock by the selling stockholders. The selling stockholders are "underwriters" within the meaning of Section 2(a)(11) of the Securities Act of 1933 (the "Securities Act" or the "1933 Act"). None of the selling stockholders have held any position, office, or had any other material relationship with the Company, its predecessors or affiliates within the past three years. Upon the effectiveness of the registration statement of which this Prospectus is a part, all 5,723,707,692 shares of Common Stock will be freely tradable without restriction or further registration under the Securities Act. Sales of a substantial number of shares of the Company's Common Stock in the public market following this offering could adversely affect the market price of the Common Stock.

      The table below sets forth information with respect to the resale of shares of Common Stock by the selling stockholders. We will not receive any proceeds from the resale of Common Stock by the selling stockholders


                                           Shares of
                          Common Stock     Common Stock    Beneficial   Percentage
                          Beneficially     Included        Ownership    Owned
                          Owned Before     in this         After the    After the
Name (1)                  the Offering     Prospectus(2)   Offering (3) Offering (3)
------------------------ -----------------  --------------- ------------ ------------
AJW Partners, LLC (4)      681,121,215 (5)      681,121,215        0             -
AJW Offshore, Ltd. (6)   3,090,802,154 (7)    3,090,802,154        0             -
AJW Qualified Partners,
 LLC (8)                 1,865,928,708 (9)    1,865,928,708        0             -
New Millennium Capital
 Partners II, LLC (10)     85,855,615 (11)       85,855,615        0             -



      The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares, which the selling security holder has the right to acquire within 60 days. Shares of Common Stock subject to a secured convertible note or warrant currently convertible or exercisable, or convertible or exercisable within 60 days are deemed outstanding for computing the percentage of the selling security holder holding such secured convertible note or warrant, but are not deemed outstanding for computing the percentage of any other person.

(1) The selling stockholders do not hold any position or office, and have not had any material relationship with the Company or any of its affiliates within the past three (3) years.

(2) Includes 200% of the shares issuable upon conversion of the principal amount of the secured convertible notes and exercise of the warrants to take into account the conversion of accrued interest and changes in the conversion price of the secured convertible notes due to the volatility of the trading value of the Company's Common Stock. In addition to the shares of Common Stock set forth in the table, the amount to be registered also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of or otherwise pursuant to the secured convertible notes and exercise of the warrants to prevent dilution resulting from stock splits, stock dividends, or similar transactions in accordance with Rule 416. Because the number of shares of Common Stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of our Common Stock prior to a conversion, the actual number of shares of Common Stock that will be issued upon conversion will fluctuate daily. The Company believes that 200% of the shares issuable upon conversion of the secured convertible notes is a reasonable estimate of the shares which the notes may be converted into considering the historical volatility of the Company's Common Stock. However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our Common Stock such that the number of shares of Common Stock held by each of them individually and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of Common Stock.

(3) Assumes that all Common Stock registered will be sold.

(4) AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager and has voting and investment control over the shares offered by AJW Partners, LLC.

(5) Includes 677,384,615 shares (or 200% of the shares) issuable upon conversion of secured convertible notes, and 3,736,600 shares (or 200% of the shares) issuable upon exercise of warrants.

(6) AJW Offshore, Ltd is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager and has voting and investment control over the shares offered by AJW Offshore, Ltd.

(7) Includes 3,073,846,154 shares (or 200% of the shares) issuable upon conversion of secured convertible notes, and 16,956,000 shares (or 200% of the shares) issuable upon exercise of warrants.

(8) AJW Qualified Partners, LLC is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers and have voting and investment control over the shares offered by AJW Qualified Partners, LLC.

(9) Includes 1,855,692,308 shares (or 200% of the shares) issuable upon conversion of secured convertible notes, and 10,236,400 shares (or 200% of the shares) issuable upon exercise of warrants.

(10) New Millennium Capital Partners II, LLC is a private investment fund that is owned by its investors and managed by First Street Manager II, LLP. First Street Manager II, LLP, of which Corey S. Ribotsky is the fund manager and has voting and investment control over the shares offered by New Millennium Capital Partners II, LLC.

(11) Includes 85,394,615 shares (or 200% of the shares) issuable upon conversion of secured convertible notes, and 471,000 shares (or 200% of the shares) issuable upon exercise of warrants.


                       PLAN OF DISTRIBUTION
                       --------------------

      The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

      - ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
      - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
      - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
      - an exchange distribution in accordance with the rules of the applicable exchange;
      -  privately-negotiated transactions;
      - broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
      -  a combination of any such methods of sale; and
      -  any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

      The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

      The selling stockholders may sell their shares of Common Stock short and redeliver our Common Stock to close out such short positions; however, the selling stockholders may not use shares of our Common Stock being registered in the registration statement of which this Prospectus is a part to cover any short positions entered into prior to the effectiveness of the registration statement. As discussed above under "Risk Factors", if the selling stockholders or others engage in short selling it may adversely affect the market price of our Common Stock.

      Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

      In addition, the selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of Common Stock by the selling stockholders and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our Common Stock while they are distributing shares covered by this Prospectus. Accordingly, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the selling stockholders that if a particular offer of Common Stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the registration statement must be filed with the Securities and Exchange Commission.

      The selling stockholders will be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them will be deemed to be underwriting commissions or discounts under the Securities Act.

      We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts. We and the selling stockholders have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.


                        LEGAL PROCEEDINGS
                        -----------------

      As of December 15, 2005, the Company was not a party to any legal proceedings involving the Company.

   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
   -----------------------------------------------------------

The Directors and Officers of the Company are as follows:

Name              Age      Position                             Since
----------------  -------- -----------------------------------  -------------
Keith Moore       44       Secretary and Director               November 2005
David Walters     43       Chief Executive Officer, President,  November 2005
                           Treasurer and Director

      David Walters has served as Chief Executive Officer, President, Treasurer and Director since December 15, 2005. He was Executive Vice President and Director of the Company from November 4, 2005 to December 15, 2005. Since January 2005, he has served as Chairman and Chief Executive Officer of iTechexpress, Inc., which since November 4, 2005, has been wholly owned by the Company. Since November 7, 2005, he has served as Chief Executive Officer of Drug Consultants, Inc., which has been a wholly owned subsidiary of iTech since November 7, 2005. Since February 2000, he has served as a managing member of Monarch Bay Capital Group, LLC, a consulting company. Mr. Walters has extensive experience in investment management, corporate growth development strategies and capital markets. Mr. Walters earned a B.S. in Bioengineering from the University of California, San Diego in 1985.

      Keith Moore has served as a Director of the Company since November 4, 2005 and has extensive experience in growing and financing technology and service companies. Mr. Moore is Chairman and Chief Executive Officer of DataLogic International, Inc., an information technology company, positions he has held since January 2005. From April 1999 to January 2005, Mr. Moore served as Chairman and Chief Executive Officer of iTechexpress, Inc. which
since November 4, 2005, has been wholly owned by the Company.   Mr. Moore
received his Bachelors degree in Finance from Eastern Michigan University in 1982 and his Masters degree from Eastern Michigan University in Finance in 1984.

      All Directors of the Company will hold office until the next annual meeting of the shareholders, and until their successors have been elected and qualified. Officers of the Company are elected by the Board of Directors and hold office at the pleasure of the Board.


  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
 ---------------------------------------------------------------

      The following table sets forth information as of December 15, 2005, with respect to the beneficial ownership of the common stock by (i) each director and officer of the Company, (ii) all directors and officers as a group and
(iii) each person known by the Company to own beneficially 5% or more of the common stock:

Name and Address                 Shares of Common of Beneficially Owned (1)
of Beneficial Owners               Number                       Percent
-----------------------------    ------------------            ---------
David Walters                      372,750,000 (2)                42.0%
18301 Von Karman, Suite 250
Irvine, CA 92612

Keith Moore                        372,750,000 (3)                42.0%
18301 Von Karman, Suite 250
Irvine, CA 92612

Nite Capital, L.P.                  82,833,333 (4)                 9.3%
101 East Cook Avenue, Suite 201
Libertyville, IL 60048

All officers and directors         745,500,000 (2)(3)              84.0%
as a group (2 people)

* Less than 1%.

(1) The number of shares of common stock owned are those "beneficially owned" as determined under the rules of the Securities and Exchange Commission, including any shares of common stock as to which a person has sole or shared voting or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right. Shares of common stock subject to a Convertible Note or Warrant currently convertible or exercisable, or convertible or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such Convertible Note or Warrant, but are not deemed outstanding for computing the percentage of any other person. As of December 15, 2005 there were 364,308,800 shares of common stock outstanding and an agreement to issue an additional 523,333,333 shares of common stock in connection with the Company's acquisition of iTech. All share numbers do not reflect the effect of the Company's proposed one-for-ninety reverse stock split.
(2) This number includes 137,250,000 shares issued to Mr. Walters in connection with the Company's acquisition of iTech, and an additional 235,500,000 shares which will be issued to Mr. Walters at such time as the Company has available authorized shares. Mr. Walters beneficially owns his shares through Monarch Bay Capital Group, LLC, of which he is the sole member.
(3) This number includes 137,250,000 shares issued to Mr. Moore in connection with the Company's acquisition of iTech, and an additional 235,500,000 shares which will be issued to Mr. Moore upon such time as the Company has available authorized shares. Mr. Moore beneficially owns his shares through MEL Enterprises, Ltd.
(4) This number includes 30,500,000 shares issued to Nite Capital, LP in connection with the Company's acquisition of iTech, and an additional 52,333,333 shares which will be issued to Nite Capital, LP upon such time as the Company has available authorized shares. The general partner of Nite Capital, LP is Nite Capital LLC, a Delaware limited liability company. Nite Capital LLC, in such capacity, has voting and investment control with respect to the shares of Common Stock beneficially owned by Nite Capital LP.


                    DESCRIPTION OF SECURITIES
                    -------------------------

Explanatory Note:   We are in the process of obtaining stockholder approval:
(a) to effect a one-for-ninety reverse stock split of our Common Stock, (b) to re-authorize for issuance 400,000,000 shares of Common Stock, par value $.001 per share, after giving effect to the reverse stock split and (c) authorize 5,000,000 shares of "blank check" preferred stock. Our Board of Directors has approved each of these corporate actions and stockholders holding more than 50% of our issued and outstanding shares of Common Stock have indicated their intention to consent to these corporate actions in writing without a meeting of our stockholders.

On December 9, 2005, we filed a preliminary information statement with the Securities and Exchange Commission, notifying our stockholders of these and other actions. We have received notice that the Securities and Exchange Commission intends to review and comment upon the preliminary information statement. As a result, the timing of completion of these corporate actions depends on the duration of the review by the Securities and Exchange Commission and our ability to address their comments in a timely manner. We currently expect to complete each of these corporate actions in the first quarter of 2006.

Common Stock

      Our Articles of Incorporation, as amended, authorize the issuance of 400,000,000 shares of Common Stock, $.001 par value per share. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock do not have cumulative voting rights. Holders of shares of Common Stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of Common Stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

Preferred Stock

      Our Articles of Incorporation, as amended, currently do not authorize the issuance of shares of preferred stock. Following completion of the corporate action described in the Explanatory Note above, we will be authorized to issue 5,000,000 shares of Preferred Stock, $.001 par value per share. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by our board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

      We currently have no plans to issue any shares of Preferred Stock.

Options

      In December 2005, our Board of Directors approved our 2005 Stock Incentive Plan under which we may award up to 100,000,000 shares of our Common Stock in the form of (i) incentive stock options, (ii) nonqualified stock options, (iii) restricted stock, (iv) stock awards, (v) performance shares; or
(vi) any combination of the foregoing.

      As of December 15, 2005, we have not granted any options under the 2005 Stock Incentive Plan and there are currently no outstanding options to purchase shares of our common stock that have been issued to our officers, directors and employees.

Convertible Notes and Warrants

      On August 31, 2004, the Company entered into a securities purchase agreement with four accredited investors for the sale of secured convertible notes having an aggregate principal amount of $700,000, a 10% annual interest rate payable quarterly, and a term of two years. We also agreed to sell warrants to purchase up to an aggregate of 700,000 shares of our Common Stock at $0.45 per share. We only sold $500,000 principal amount of secured convertible notes under the 2004 agreement. The investors have agreed to purchase the remaining $200,000 commitment under the terms of our 2005 securities purchase agreement with the investors.

      On November 4, 2005, we entered into an additional securities purchase agreement with the same accredited investors, for the sale of secured convertible notes having an aggregate principal amount of $3,000,000, an 8% annual interest rate (payable quarterly), and a term of three years. We also agreed to sell warrants to purchase up to an aggregate of 15,000,000 shares of our Common Stock at $0.10 per share. The four accredited investors, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Partners II, LLC subscribed for 11.9%, 32.6%, 54.0% and 1.5%, respectively, of the total offering. Each accredited investor purchased, or will purchase, such percentage of each closing under the 2005 securities purchase agreement.

      As of December 15, 2005, we had issued under the two securities purchase agreements:

      .   $1,800,000 aggregate principal amount of secured convertible notes,

      . Warrants to purchase 700,000 shares of our Common Stock at $0.45 per shares, and

      . Warrants to purchase 6,500,000 shares of our Common Stock at $0.10 per share.

We will issue and sell an additional $850,000 principal amount of secured convertible notes and warrants to purchase 4,250,000 shares of our Common Stock at $0.10 per share to the investors five days following the filing with the Securities and Exchange Commission of the registration statement of which
this Prospectus is a part.   The investors are required to purchase an
additional $1,050,000 principal amount of secured convertible notes and warrants to purchase 4,250,000 shares of our Common Stock at $0.10 per share five days following the date that the registration statement is declared effective by the Securities and Exchange Commission and if other conditions are satisfied, including: (i) the Company's representations and warranties contained in the 2005 securities purchase agreement being true and correct in all material respects on the date when made and as of the date of such purchase; (ii) the Company having performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the 2005 agreement; (iii) there being no litigation, statute, rule, regulation, executive order, decree, ruling or injunction that has been enacted, entered, promulgated or endorsed by or in any court or government authority of competent jurisdiction or any self-regulatory organization having requisite authority which prohibits the transactions contemplated by the 2005 agreement; (iv) no event having occurred which could reasonably be expected to have a material adverse effect on the Company; and (v) the shares of Common Stock issuable upon conversion of the secured convertible notes and exercise of the warrants having been authorized for quotation on the OTC Bulletin Board and trading in our Common Stock on the OTC Bulletin Board having not been suspended by the Securities and Exchange Commission or the OTC Bulletin Board.

      In connection with the 2005 securities purchase agreement, we entered into a security agreement, whereby we granted the investors a continuing, first priority security interest in the Company's general assets including all of the Company's:

      . Goods, including without limitations, all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated;
      . Inventory (except that the proceeds of inventory and accounts receivable;
      . Contract rights and general intangibles, including, without limitation, all partnership interests, stock or other securities, licenses, distribution and other agreements, computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, deposit accounts, and income tax refunds;
      . Receivables including all insurance proceeds, and rights to refunds or indemnification whatsoever owing, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each receivable, including any right of stoppage in transit; and
      . Documents, instruments and chattel paper, files, records, books of account, business papers, computer programs and the products and proceeds of all of the foregoing and the Company's intellectual property.

      Additionally, we entered into an intellectual property security agreement with the investors, whereby we granted them a security interest in all of the Company's software programs, including source code and data files, then owned or thereafter acquired, all computers and electronic processing hardware, all related documentation, and all rights with respect to any copyrights, copyright licenses, intellectual property, patents, patent licenses, trademarks, trademark licenses or trade secrets.

      Additional material terms of the 2005 securities purchase agreement, the secured convertible notes and the warrants are described below:

Conversion and Conversion Price
-------------------------------

      The secured convertible notes are convertible into our Common Stock, at the selling stockholders' option, at the lower of (i) $0.01 or (ii) 50% of the average of the three lowest intraday trading prices for the Common Stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the notes may be converted.

      The conversion price is adjusted after major announcements by the Company. In the event the Company makes a public announcement that the Company intends to consolidate or merge with any other corporation (other than a merger in which the Company is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Company or any person, group or entity (including the Company) publicly announces a tender offer to purchase 50% or more of the Company's Common Stock (or any other takeover scheme) then the conversion price will be equal to the lower of the conversion price that would be effect on the date the announcement is made or the current conversion price at the time the secured convertible note holders wish to convert

      The secured convertible notes also provide anti-dilution rights, whereby the conversion price shall be adjusted in the event that the Company issues or sells any shares of Common Stock for no consideration or consideration less than the average of the last reported sale prices for the shares of the Common Stock on the OTC Bulletin Board for the five trading days immediately preceding such date of issuance or sale. The conversion price is also proportionately increased or decreased in the event of a reverse stock split or forward stock split, respectively. The conversion price is also adjusted in the event the Company effects a consolidation, merger or sale of substantially all its assets (which may also be treated as an event of default) or if the Company declares or makes any distribution of its assets (including cash) to holders of its Common Stock, as provided in the secured convertible notes.

      If a selling stockholder gives the Company a notice of conversion relating to the secured convertible notes and the Company is unable to issue such selling stockholder the shares of Common Stock underlying the secured convertible note within five days from the date of receipt of such notice, the Company is obligated to pay the selling stockholder $2,000 for each day that the Company is unable to deliver such Common Stock underlying the secured convertible note.

      The secured convertible notes contain a provision whereby no selling stockholder is able to convert any part of the notes into shares of the Company's Common Stock, if such conversion would result in beneficial ownership by the selling stockholder and its affiliates of more than 4.99% of the Company's then outstanding shares of Common Stock.

      In addition, we have the right under certain circumstances described below under "Company Call Option and Prepayment Rights" to prevent the selling stockholders from exercising their conversion rights during any month after a month in which we have exercised certain prepayment rights.

Company Call Option and Prepayment Rights
-----------------------------------------

      Each secured convertible note contains a call option in favor of the Company, whereby as long as no event of default under the note has occurred, the Company has a sufficient number of authorized shares reserved for issuance upon full conversion of the secured convertible notes and our Common Stock is trading at or below $0.01 per share (subject to adjustment in the secured convertible note), the Company has the right to prepay all or a portion of the note. The prepayment amount is equal to the total amount of principal and accrued interest outstanding under the note, and any other amounts which may be due to the selling stockholders, multiplied by either (i) 125% for prepayments occurring on or before January 3, 2006, or (iii) 130% (for prepayments occurring after January 3, 2006).

      In the event that the average daily trading price of our Common Stock for each day of any month is below $0.01, the Company may at its option prepay a portion of the outstanding principal amount of the secured convertible notes equal to 104% of the principal amount thereof divided by thirty-six plus one month's interest on the secured convertible notes, or the amount of the remaining principal and interest, whichever is less. No selling stockholder is entitled to convert any portion of the secured convertible notes during any month after the month on which the Company exercises this prepayment option.

Events of Default
-----------------

      Upon an event of default under the secured convertible notes, and in the event the selling stockholders give the Company a written notice of default, an amount equal to 130% of the amount of the outstanding secured convertible notes and interest thereon shall become immediately due and payable or another amount as otherwise provided in the notes. Events of default under the secured convertible notes include the following:

      .  failure to pay any amount of principal or interest on the notes;
      . failure to issue shares to the selling stockholders upon conversion of the notes, and such failure continues for ten days after notification by the selling stockholders;
      . failure to obtain effectiveness of the registration statement of which this Prospectus is a part on or before April 3, 2006 (or April 28, 2006 if the Company is making a good faith effort to respond to the Securities and Exchange Commission's comments), or an effective registration statement covering such shares ceases to be effective for any ten consecutive days or any twenty days in any twelve month period;
      . breaches by the Company of any of the convents contained in the notes;
      . breaches by the Company of any representations and warranties made in the 2005 securities purchase agreement or any related document;
      . appointment by the Company of a receiver or trustee or makes an assignment for the benefit of creditors;
      .  filing of any judgment against the Company for more than $50,000;
      . bringing of bankruptcy proceedings against the Company and such proceedings are not stayed within sixty days of such proceedings being brought; or
      . delisting of the Common Stock from the OTC Bulletin Board or equivalent replacement exchange.

Stock Purchase Warrants
-----------------------

      The warrants expire five years from their date of issuance. The warrants include anti-dilution rights, whereby the exercise price of the warrants shall be adjusted in the event that the Company issues or sells any shares of the Company's Common Stock for no consideration or consideration less than the average of the last reported sale prices for the shares of the Company's Common Stock on the OTC Bulletin Board for the five trading days immediately preceding such date of issuance or sale. The exercise price of the warrants are also proportionately increased or decreased in the event of a reverse stock split or forward stock split, respectively. The exercise price is also adjusted pursuant to the warrants in the event the Company effects a consolidation, merger or sale of substantially all of its assets and/or if the Company declares or makes any distribution of its assets (including cash) to holders of its common stock as a partial liquidating dividend, as provided in the warrants.

      The warrants also contain a cashless exercise, whereby after February 2, 2006, and if a registration statement covering the warrants is not effective, the selling stockholders may convert the warrants into shares of the Company's restricted Common Stock. In the event of a cashless exercise under the warrants, in lieu of paying the exercise price in cash, the selling stockholders can surrender the warrant for the number of shares of Common Stock determined by multiplying the number of warrant shares to which it would otherwise be entitled by a fraction, the numerator of which is the difference between (i) the average of the last reported sale prices for the Company's Common Stock on the OTC Bulletin Board for the five trading days preceding such date of exercise and (ii) the exercise price, and the denominator of which is the average of the last reported sale prices for the Company's Common Stock on the OTC Bulletin Board for the five trading days preceding such date of exercise . For example, if the selling stockholder is exercising 100,000 warrants with a per warrant exercise price of $0.75 per share through a cashless exercise when the average of the last reported sale prices for the Company's Common Stock on the OTC Bulletin Board for the five trading days preceding such date of exercise is $2.00 per share, then upon such cashless exercise the selling stockholder will receive 62,500 shares of the Company's Common Stock.

Registration Rights Agreement
------------------------------

      We also entered into a registration rights agreement with the selling stockholders that grants the selling stockholders demand registration rights with respect to 200% of the Common Stock underlying the secured convertible notes and 200% of the Common Stock underlying the warrants. The Company will be subject to the payment of certain damages in the event that it does not satisfy its obligations including its obligation to have a registration statement with respect to the Common Stock underlying the secured convertible notes and warrants declared effective by the Securities and Exchange Commission on or prior to April 3, 2006; in the event that after the registration statement is declared effective, sales of the Company's securities cannot be made pursuant to the registration statement; and in the event that the Company's Common Stock is not listed on the OTC Bulletin Board or the NASDAQ, New York of American stock exchanges. The damages are equal to
0.02 times the number of months (prorated for partial months) that any such event occurs (subject to adjustment as provided in the registration rights agreement).

Side Letter Agreement
---------------------

      We entered into a aide letter agreement with the selling stockholders on November 10, 2005. The Side Letter Agreement provided that in consideration for the November 2005 sale of the secured convertible notes, the selling stockholders agreed that the face amount of the $500,000 of secured convertible notes issued to the selling stockholders in August 2004 and the $200,000 in secured convertible notes which remained to be issued under the 2004 securities purchase agreement upon the effectiveness of a registration statement covering such secured convertible notes shall be included in the amount advanced to the Company under the November 2005 secured convertible notes. The side letter agreement also provided that the terms of the 2005 securities purchase agreement shall supercede the prior 2004 securities purchase agreement and that all interest, penalties, fees, charges or other obligations accrued or owed by the Company to the selling stockholders pursuant to the 2004 securities purchase agreement are waived, provided that in the event of any material breach of the 2005 securities purchase agreement by the Company, which breach is not cured within five days of receipt by the Company of written notice of such breach, the novation of the 2004 securities purchase agreement and the waiver of the prior obligations thereunder shall be revocable by the selling stockholders and all such prior obligations shall be owed as if the 2004 securities purchase agreement was never superceded.


                          LEGAL MATTERS
                          --------------

      David M. Loev, Attorney at Law, Houston, Texas, the Company's counsel, will give an opinion on the validity of the shares of Common Stock being registered and offered in this Prospectus.


                             EXPERTS
                             -------

      The audited financial statements as of December 31, 2003 and 2004 included in this Prospectus have been included in reliance on the report of Clyde Bailey, P.C., Certified Public Accountant, given as an expert in accounting and auditing.

              INTEREST OF NAMED EXPERTS AND COUNSEL
              --------------------------------------

      David M. Loev, Attorney at Law, who has assisted us in the preparation of the Registration Statement of which this Prospectus is a part will become the beneficial owner of 500,000 shares of our Common Stock following the transfer of stock by one of our shareholders.


      DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                  FOR SECURITIES ACT LIABILITIES
       ----------------------------------------------------

      Our Articles of Incorporation, as amended, and Bylaws, as amended, provide for indemnification from liability of our officers and directors to the fullest extent permitted by Nevada Law, including future amendments to Nevada Law. Nevada Law generally provides that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the Proceeding upon a determination by our stockholders, a majority of our disinterested directors or independent legal counsel that indemnification is proper in the circumstances, provided that: a) it is not proven that the person's act or failure to act constituted a breach of the person's fiduciary duties as an officer or director, and the person's breach of those duties involved intentional misconduct, fraud or a knowing violation of law; or b) the person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe that the person's conduct was unlawful. Nevada Law also generally limits the liability of our officers and directors for any damages as a result of any act or failure to act in the officer's or director's capacity as an officer or director provided that: a) it is not proven that the person's act or failure to act constituted a breach of the person's fiduciary duties as an officer or director, and the person's breach of those duties involved intentional misconduct, fraud or a knowing violation of law. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                     DESCRIPTION OF BUSINESS
                     ------------------------

Company Background and the iTech and DCI Transactions

      Prior to August 2003, we were a development stage company. Although we were incorporated only five years ago, we have undergone a number of changes in our business strategy and organization.

      The Company was originally incorporated in Nevada under the name JavaJuice.net on September 13, 2000. The Company's business plan was to engage in the operation of an Internet Cafe, in Reno, Nevada. On August 8, 2003, the Company acquired M.T. Marketing Int. Corp and control of the Company shifted to the former MT shareholders. MT operated a payroll nurse staffing and homecare business. JavaJuice was considered a "shell" at the time of the acquisition; therefore, the transaction was treated as a reverse merger. As a result of a change in business focus due to the acquisition, the Company changed its name to MT Ultimate Healthcare Corp. The Company expanded its operations through the acquisition of B.P. Senior Care, Inc. (a provider of healthcare services to senior citizens in New Jersey), the operation of which was terminated in June 2005, and Abundant Healthcare, Inc. (a provider of medical staffing services in Pennsylvania). All of the business and operations of MT and Abundant Healthcare, Inc. have been discontinued and disposed of by the Company in connection with the disposition of Marathon Healthcare Corporation described below.

      On November 4, 2005, the Company acquired 100% of the issued and outstanding shares of iTechexpress, Inc. in exchange for 305,000,000 newly issued shares of the Company's Common Stock and the promise to issue an additional 523,333,333 shares of the Company's Common Stock at such time as the Company has available total authorized shares.

      On November 7, 2005, iTech purchased all of the outstanding shares of Drug Consultants, Inc. for a purchase price of $1,800,000, of which $1,600,000 was paid at closing and $200,000 shall be paid pursuant to a secured promissory note.

      As part of our focus on growing profitable operations, we decided to discontinue and dispose of certain operations which we determined did not demonstrate suitable growth or profitability prospects. On December 15, 2005, we completed the disposition of all of the outstanding capital stock of Marathon Healthcare Corporation, a newly formed holding company, to Macdonald Tudeme and Marguerite Tudeme, the former controlling shareholders of the Company. At the time of the disposition, Marathon's assets included substantially all of the corporate names, business, operations, assets, properties, intellectual properties, trademarks, service marks, trade names, uniform resource locators, telephone numbers, and good will of the Company and
its subsidiaries (other than iTech and DCI).   These assets included all of
the operations of the Company's former operating subsidiaries MT and Abundant Healthcare, Inc. In exchange for all of the outstanding capital stock of Marathon and a cash payment to the Tudemes of $80,442.32, the Company received from the Tudemes 35,691,200 shares of the Company's Common Stock. In connection with the disposition of Marathon, we also (a) assumed and released the Tudemes from certain liabilities and (b) pledged to Marathon 20,000,000 shares of our Common Stock as collateral to secure the performance and payment of a promissory note in the amount of $257,038 payable to Lisa Stern originally entered into as part of the Company's purchase of a former operating subsidiary. If we fail to pay any principal of or interest on the note when due, we will be in default of our obligations and Marathon will be able to retain and sell the pledged Common Stock to satisfy our obligations.

      All of the our revenue for the year ended December 31, 2004, as well as the first three quarters of 2005, came from the operations of MT, B.P. Senior Care, Inc. and Abundant Nursing, Inc., each of which has since been
discontinued and disposed of.   As a result of the disposition of Marathon,
all of our revenues are generated from the operations of iTech and DCI. We anticipate approximately 90% of our revenues will come from DCI's medical staffing services business and approximately 10% of our revenues will come from iTech's technical staffing services business. Accordingly, the description of our business in this Prospectus reflects only the operations of iTech and DCI.

      Investors are encouraged to view the Company's filings at www.sec.gov, before making any investment in the Company. The Company currently does not have a website.

Principal Products and Services

      We provide medical and technical staffing services to both commercial and government sector customers. We are focused on building a nationally recognized medical and technical staffing company by growing our current customer bases, expanding our service offerings, and acquiring and growing profitable staffing services companies.

       We operate our medical staffing services business through DCI. DCI furnishes personnel to perform a range of pharmacy technician, nursing and other health care services in support of the operations of government and commercial facilities, including its largest client, the State of California (which we anticipate will account for approximately 95% of DCI's 2005 revenue). DCI was formed in 1977 and is located in Irvine, California.

DCI has experience in providing its services in rural areas of California where many state facilities are located and healthcare professionals are not readily available. This experience and DCI's database of healthcare professionals has allowed it to competitively price its services and expand its business to meet these unique requirements of the State of California.

      DCI currently operates under three master contracts with the State of California. The master contracts are for terms of three years and currently expire between June 30, 2006 and September 30, 2007. Historically, DCI has been able to obtain replacement contracts for its services to the State of California upon expiration of its master contracts. DCI's contracts with the State of California do not provide for a minimum purchase commitment of our services and can be terminated by the State at any time on 30 days' notice.

      We operate our technical staffing services through iTech. iTech places technicians into technical jobs on a national basis. iTech has performed IT and staffing services for clients such as Best Buy, Equant NV and Office Depot. iTech was formed in 1999 and is located in Irvine, California.

Growth Strategy

      Our goal is to build a nationally recognized medical and technical staffing company. The key components of our business strategy include:

      . Increase Penetration of Existing Client Relationships. We have built strong relationships with our existing clients, particularly the State of California. We will seek to increase the penetration of our services to agencies of the State which we do not currently serve.

      . Leverage Processes and Experience to Enter New Markets. We have experience in meeting the staffing needs of government entities, particularly in rural areas. We will seek to leverage our experience and associated processes and contacts to provide similar services to government entities in other high-growth states such as Arizona, Nevada, Oregon and Utah.

      . Expand Service Offerings Through New Staffing Solutions. In order to enhance the growth in our business and improve our competitive position, we continue to explore new service offerings. As our clients' needs change, we will explore what additional services we can provide to better serve our clients.

      . Expand Our Customer Base. We have experience in servicing the needs of government entities that we will transfer to the commercial client market.

      . Capitalize on Acquisition Opportunities. The markets we serve are highly fragmented. In order to enhance our competitive position, we intend to aggregate multiple smaller staffing service providers. Our general criteria for acquisition targets are: companies who provide similar services to our own in other geographic areas, companies who have strong client relationships, companies who offer vertical services that complement our own, and companies that generate positive cash flow and have the prospect for year-over-year revenue growth.

      .  Build Our Management Team and Core Back-Office Functions.   We intend
         to expand our executive, sales and operations management teams to support the growth of our business. In addition, we plan to build centralized administrative support systems to support our business model across business units.

Industry and Market Overview

      In 2004, total healthcare expenditures in the United States were estimated at $1.8 trillion, representing approximately 15.5% of the U.S. gross domestic product, and grew approximately 7% over 2003 according to the Centers for Medicare & Medicaid Services. Over the next decade, an aging U.S. population and advances in medical technology are expected to drive increases in hospital patient populations and the consumption of healthcare services.

     The temporary healthcare staffing industry accounted for approximately $9.8 billion in revenue in 2004 according to estimates by The Staffing Industry Report. From 1996 through 2000, the temporary healthcare staffing industry grew at a compound annual growth rate of 13%, and this growth accelerated to a compound annual growth rate of approximately 21% from 2000 to 2002. While the market declined between 2002 and 2004 primarily due to economic conditions and resulting pressures on healthcare facilities to reduce outsourced staffing solutions, it is expected to achieve modest growth in 2005.

      We believe that the demand for technical staffing is highly correlated to economic conditions and overall employment trends and that demand will increase with an improving economy. After contraction in the information technology (IT) staffing industry from late 2000 to 2002 caused by corporate overspending on IT initiatives during the late 1990s and subsequent poor economic conditions, the industry has recently shown signs of growth. Staffing Industry Analysts, Inc., an independent, industry-recognized research group, noted in its March 2005 report that it expects the IT staffing industry to grow from $15.8 billion in 2004 to $17.4 billion in 2005 and $19.2 billion in 2006, an increase of approximately 10% in each of 2005 and 2006.

Competition and Competitive Strategy

      The medical staffing industry is both highly fragmented and highly competitive. There are a large number of firms engaged in the provision of medical personnel. A significant number of these companies are very small competitors operating on a localized basis. There are however, a few larger companies that operate on a national basis. Some of our larger competitors in the temporary healthcare staffing sector include AMN Healthcare Services, Cross Country, InteliStaf/StarMed, CompHealth Group/RN Network, Medical Staffing Network and On Assignment.

      We compete in the medical staffing industry based primarily on our long-standing customer relationships, experience in meeting the needs of government entities (particularly with rural facilities, as well as with superior client service.

      The technical staffing industry is fragmented and highly competitive. Based on Staffing Industry Analysts, Inc data for 2004, no one company accounted for more than 9% of total IT staffing industry revenues, and the top five companies accounted for approximately 27% of total industry revenues.
We believe that key elements of successfully competing in the industry include maintaining a strong base of qualified IT professionals to enable quick responses to client requests and ensuring that the candidates are an appropriate fit with the cultural and technical requirements of the assignments. Other key success factors include accurate evaluation of candidates' technical skills, strong account management to develop and maintain client relationships and efficient and consistent administrative processes to assist in the delivery of quality services.

      We compete in the technical staffing industry based primarily on our long-standing customer relationships, and proprietary database of staff associates and field technicians.

Our Business Model

Recruitment
-----------

      DCI's recruitment methods include recruiting trained, experienced medical staff from schools and universities from both within and outside of
the United States.   Some of the Company's employees are independent
contractors, particularly Registered Nurses and Pharmacists due to their requirement to hold specialized licenses. Additionally, because Registered Nurses require specialized licenses, they are in high demand and often work with more than one agency. As a result of being considered an independent contractor, these individuals are required to pay their own federal, state and local taxes.

      iTech maintains a proprietary database of over 3,000 staff associates and field technicians for servicing its clients.

Screening and Quality Management
--------------------------------

      We screen all candidates prior to placement, and we continue to evaluate our temporary healthcare professionals and technicians after they are placed to provide adequate performance and manage risk, as well as to determine feasibility for future placements. Our internal processes are designed to determine whether our temporary healthcare professionals and technicians have the appropriate experience, credentials and skills for the assignments that they accept. Our screening and quality management process includes three principal stages:

      Initial screening.    Each new temporary healthcare professional or
technician candidate who submits an application with us must meet certain criteria, including appropriate prior work experience and proper educational and licensing credentials. We independently verify each applicant's work history and references in an effort to improve the ability of our clients to depend on our temporary healthcare professionals and technicians for competency and personal reliability.

      Assignment specific screening.    Once an assignment is accepted by a
temporary healthcare professional or technician, we track the necessary documentation and license verification required for the temporary healthcare professional or technician to meet the requirements set forth by us, the client and, when required, the applicable state licensing authorities. Additionally, where state and federal laws apply with regard to the employment of healthcare workers, we believe we have in place the necessary procedures to comply with material requirements. These requirements may include obtaining copies of specific health records, drug screening, criminal background checks and certain certifications or continuing education courses.

      Ongoing evaluation.    We evaluate our temporary healthcare
professionals' and technicians' performance through a verbal and written evaluation process. We receive these evaluations directly from our clients, and use the feedback to determine appropriate future assignments.

Account Management and Placement
--------------------------------

      Our account managers are responsible for soliciting and receiving orders from our clients and working with our recruiters to fill those orders with qualified temporary healthcare professionals and technicians. As an example, we operate under master contracts with the State of California to provide temporary health professionals. We receive requests or "orders" from specific state healthcare facilities for temporary healthcare professionals to fill assignments. Depending upon their size and specific needs, one healthcare facility client may have from one to over 50 open orders at one time.
Because clients often list their orders with multiple service providers, open orders may also be listed with our competitors. An order will generally be filled by the company that provides a suitable candidate first, highlighting the need for a large network of temporary healthcare professionals and technicians and responsive client service

Billing and Payroll
-------------------

      Our staffing services are generally provided on a time-and-materials basis, meaning that we bill our clients for the number of hours worked in providing services to the client. Hourly bill rates are typically determined based on contractual rates or the level of skill and experience of the temporary healthcare professional or technician assigned and the supply and demand in the current market for those qualifications. Alternatively, the bill rates for some assignments are based on a mark-up over compensation and other direct and indirect costs.

      We maintain a variable cost model in which we compensate most of our temporary healthcare professionals and technicians only for those hours that we bill to our clients. The temporary healthcare professionals and technicians who perform services for our clients consist of our employees as well as independent contractors and subcontractors. With respect to those temporary healthcare professionals or technicians who are employees, we are responsible for all employment-related costs, including medical and health care costs, workers' compensation and federal social security and state unemployment taxes

Government Regulation
---------------------

      The healthcare industry is subject to extensive and complex federal and state laws and regulations related to professional licensure, conduct of operations, payment for services and payment for referrals. Our business, however, is not directly impacted by or subject to the extensive and complex laws and regulations that generally govern the healthcare industry. The laws and regulations that are applicable to our hospital and healthcare facility clients could indirectly impact our business to a certain extent, but because we provide services on a contract basis and are paid directly by our hospital and healthcare facility clients, we do not have any direct Medicare or managed care reimbursement risk.

      Most of the temporary healthcare professionals that we employ are required to be individually licensed or certified under applicable state laws. We take prudent steps to ensure that our employees possess all necessary licenses and certifications in all material respects.

      With respect to our recruitment of international temporary healthcare professionals, we must comply with certain United States immigration law requirements, including the Illegal Immigration Reform and Immigrant Responsibility Act of 1996. We primarily bring temporary healthcare professionals to the United States as immigrants, or lawful permanent residents (commonly referred to as "green card" holders). We screen foreign temporary healthcare professionals and assist them in preparing for the national nursing examination and subsequently obtaining a U.S. nursing license. We file petitions with the United States Citizenship and Immigration Service for a temporary healthcare professional to become a permanent resident of the United States or obtain necessary work visas. Generally, such petitions are accompanied by proof that the temporary healthcare professional has holds a full and unrestricted state license to practice, as well as a contract between us and the temporary healthcare professional demonstrating that there is a bona fide job offer.

      Technical staffing firms are generally subject to one or more of the following types of government regulation: (1) regulation of the employer/employee relationship between a firm and its employees, including tax withholding or reporting, social security or retirement, benefits, workplace compliance, wage and hour, anti-discrimination, immigration and workers' compensation; (2) registration, licensing, record keeping and reporting requirements; and (3) federal contractor compliance.

Employees

      DCI employs approximately 36 total employees, with 26 of those full-time and 10 part-time. iTech has 4 full-time employees.

      None of our employees are covered by collective bargaining agreements, and management believes that its relationships with its employees are good.

               MANAGEMENT'S DISCUSSION AND ANALYSIS
              --------------------------------------

      This report contains forward looking statements within the meaning of
Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934. These forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or anticipated results, including those set forth, above, in the section entitled "Risk Factors" and elsewhere in this Prospectus. The following discussion and analysis should be read in conjunction with the Company's financial statements and notes thereto included in the section entitled "Financial Statements" in this Prospectus.

     On December 15, 2005, we completed the disposition of all of the outstanding capital stock of Marathon Healthcare Corporation, a newly formed holding company, to Macdonald Tudeme and Marguerite Tudeme, the former controlling shareholders of the Company. At the time of the disposition, Marathon's assets included substantially all of the corporate names, business, operations, assets, properties, intellectual properties, trademarks, service marks, trade names, uniform resource locators, telephone numbers, and good will of the Company and its subsidiaries (other than iTech and DCI). These assets included all of the operations of the Company's former operating subsidiaries M.T. Marketing Int. Corp. and Abundant Healthcare, Inc. The financial results discussed in this section relate to our former operations and, as a result, are not indicative of our current operations (which are exclusively those of iTech and DCI) or our future financial results.

RESULTS OF OPERATIONS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2003

      Revenues increased $912,999 to $2,072,236 for the year ended December 31, 2004, from $1,159,237 for the year ended December 31, 2003. The increase in revenues was due to new business development activities, notably in the "high tech" nursing practice, and the increased revenues as a result of the Company's acquisitions of B.P. Senior Care, Inc. ("BP") and Abundant Healthcare, Inc. ("Abundant").

      Cost of revenues increased $628,481 to $1,521,353 for the year ended December 31, 2004, from $892,872 for the year ended December 31, 2003. The increase in cost of revenues was attributable to an increase in the number of nurses and other workers the Company employs as result of the BP and Abundant acquisitions.

      Gross profit increased $284,518 to $550,883 for the year ended December 31, 2004, from $266,365 for the year ended December 31, 2003. The increase in gross profit was attributable to increased revenues in connection with the Company's acquisitions of BP and Abundant as well as organic business growth during the year ended December 31, 2004.

      Gross profit as a percentage of sales ("gross profit margin") was 26.6% for the year ended December 31, 2004, as compared to 23.0% for the year ended December 31, 2003. The increase in gross profit margin was attributable to the Company focusing on profitability of its operations rather than volume and making corresponding adjustments in the allocation of resources to maximize profitability.

      The Company's total expenses increased $3,233,168 to $3,596,493 for the year ended December 31, 2004, as compared to total expenses of $363,325 for the year ended December 31, 2003. The increase in expenses for the year ended December 31, 2004 consisted of increases in salaries and wages of $345,300, to $420,429 for the year ended December 31, 2004, compared to $75,129 for the year ended December 31, 2003, increases in professional fees of $111,187, to $189,089 for the year ended December 31, 2004, compared to $77,902 for the year ended December 31, 2003, increases in depreciation of $8,227, to $32,147 for the year ended December 31, 2004, compared to $23,920 for the year ended December 31, 2003, increases in interest expense of $104,501, to $117,368 for the year ended December 31, 2004, compared to $12,867 for the year ended December 31, 2004, increases in operating expenses of $275,703, to $449,210 for the year ended December 31, 2004, compared to $173,507 for the year ended December 31, 2003. The Company's total expenses also included $1,705,304 of consulting expenses, $119,519 of bad debt expense, and $563,427 of impairment loss for the year ended December 31, 2004, which were not represented in the year ended December 31, 2003.

       For the year ended December 31, 2004, the Company had a net loss from operations of $3,045,610, as compared to a net loss from operations of $96,960 for the year ended December 31, 2003. The increase in net loss from operations was due to expenses associated with the Company's acquisitions of BP and Abundant and the costs of being a publicly traded company including legal fees and accountant fees in connection with the Company's public reporting requirements.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005 COMPARED TO THE THREE MONTHS ENDED SEPTEMBER 30, 2004

      Service revenues for the three months ended September 30, 2005 were $293,468. This is a decrease of approximately 34.3 percent over the revenues of $446,452 realized for the three month period ended September 30, 2004. This decrease in service revenues is generally attributable to the termination of the operations of BP in June 2005.

      Direct costs of revenues for the three months ended September 30, 2005 were $210,789, which is a decrease of $141,182 or approximately 40.1 percent over the $351,971 in direct costs of revenues for the same period in 2004. This decrease is generally attributable to the termination of the operations of BP and managements efforts to reduce direct costs of revenues.

      Based on the above, the Company realized a gross profit for the three months ended September 30, 2005 of $82,679, versus a gross profit for the same period in 2004 of $94,481. This reflects a decline in gross profit of approximately 12.5 percent as a result of the termination of the operations of BP in June 2005.

      General and Administrative (G&A) operating expenses for the three month period ended September 30, 2005 were $359,662. This is a decrease in G&A expenses from the same period in 2004 of $66,474 or a decrease of approximately 15.6 percent. This reduction is primarily attributable to certain reductions in G&A expenses for the period in 2005, notably relating to our acquisition of Abundant Nursing during the three month period ending September 30, 2004, and the termination of the operations of BP in June 2005, prior to the three month period ending September 30, 2005. Management believes that the proportion of G&A expenses to revenues is also higher than is optimal.

      As a result, the Company had a net operating loss for the three months ended September 30, 2005 of $276,983 compared to the operating loss experienced for the three month period ended September 30, 2004 of $331,655. Sustaining this level is generally related to the reduction in G&A expenses for the current period.

      The Company had other expenses of $92,195 for the three month period ended September 30, 2005, versus $7,562 of other expenses for the same period in 2004. Other expense for both periods consisted solely of interest expense, and the increase in other expense is related to the increase in interest expense related to the beneficial conversion feature of the secured convertible notes issued in August 2004.

      As a result, the net loss for the three month period ended September 30, 2005 was $369,178 versus a net loss of $339,217 for the three month period ended September 30, 2004.


RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2004

      Service revenues for the nine months ended September 30, 2005 were $1,395,955. This is an increase of approximately 5.1 percent over the revenues of $1,327,783 realized for the nine month period ended September 30, 2004. This increase in service revenues is also generally attributable to the inclusion of revenue from Abundant, which was an acquisition made in the last half of 2004 and certain marketing initiatives undertaken by the Company.

      Direct costs of revenues for the nine month period ended September 30, 2005 were $1,108,733, which is an increase of approximately 9.1 percent over the $1,016,580 in direct costs of revenues for the same period in 2004. Much of this increase relates to the increase in revenues achieved and to additional direct labor and overhead costs. Management also believes that the proportion of direct costs of revenues to revenues is higher than is prudent and is assessing various steps to reduce the portion of direct costs to revenues.

      Based on the above, the Company realized a gross profit for the nine months ended September 30, 2005 of $287,222, versus a gross profit for the
same period in 2004 of $311,203.   This reflects a decrease in gross profit of
approximately 7.7 percent. The decrease in gross profit was mainly attributable to the termination of the operations of BP.

      General and Administrative ("G&A") operating expenses for the nine months ended September 30, 2005 were $709,581. This is a decrease in G&A expenses from the same period in 2004 of $410,143 or a decrease of approximately 36.6 percent. This reduction is primarily attributable to significant reductions in G&A expenses during the nine month period ending September 30, 2005, and higher than normal G&A expenses for the nine month period ended September 30, 2004, relating to a series of one-time expenses and due diligence relating to our acquisition of Abundant. Management believes that the proportion of G&A expenses to revenues is also higher than is optimal. As with direct costs of services, management is aggressively assessing options for reducing this ratio, which we believe is a priority item.

      As a result, the Company had a net operating loss for the nine months ended September 30, 2005 of $422,359. This is a significant reduction in net operating loss from the same period in 2004, which operating loss was $808,521. The primary reason for this reduction is the reduction realized in G&A expenses between the periods, as described above.

      The Company had other expenses of $296,937 for the nine month period ending September 30, 2005, versus $12,756 of other expenses for the period in 2004. Other expenses for the nine month period ending September 30, 2005, included $14,581 of loss on disposal of assets and $282,356 of interest expense in connection with the August 2004 secured convertible notes.

      As a result, the net loss for the nine month period ended September 30, 2005 was $719,296. This is an approximately 12.4 percent improvement over the loss of $821,277 which we had for the nine month period ended September 30, 2004.

LIQUIDITY AND CAPITAL RESOURCES

      As of September 30, 2005, the Company had total current assets of $242,911, which consisted of accounts receivable net of $217,953 and other current assets of $24,958. Total assets for September 30, 2005 were $357,069 and consisted of current assets of $242,911 and property and equipment, net of $114,158. As of December 31, 2004, current assets were $455,466, and consisted of accounts receivable, net of $404,778 and other current assets of $50,688, and total assets were $570,620, which included property and equipment, net of $115,154. Much of the reduction in assets from September 30, 2005 compared to December 31, 2004, was due to a decrease in account receivable.

      Current liabilities as of September 30, 2005 were $872,899 versus $647,450 as of December 31, 2004. Current liabilities consisted of bank overdraft of $11,152; accounts payable and accrued expenses of $473,078; notes payable, current of $268,334; notes payable related parties of $116,335; and leases payable, current of $4,000.

      Total liabilities as of September 30, 2005 were $1,521,046, consisting of the $872,899 of current liabilities and $648,147 of long term debt consisting of $876,401 of notes payable and $912 of leases payable, offset by beneficial conversion feature of ($229,166), versus total liabilities of $1,114,981 as of December 31, 2004.

      The Company had negative net working capital of $629,988 as of September 30, 2005 and a stockholder's deficit as of September 30, 2005 of $1,163,977 compared with negative net working capital of $191,984 and a stockholder's deficit of $544,361 as of December 31, 2004.

      Net cash provided by operating activities for the nine months ended September 30, 2005 was $33,929, compared to net cash used in operations for
the same period in 2004 of $931,065.   Net cash provided by operating
activities for the nine months ended September 30, 2005, consisted of $719,296 of net loss; $28,855 of depreciation; $14,581 of loss on disposal of assets; $187,500 of beneficial conversion interest; $99,680 of common stock issued for services rendered; accounts receivable of $186,825; other current assets of $25,730; and accounts payable and accrued liabilities of $210,054.

      Net cash used in financing activities for the nine months ended September 30, 2005 was $33,929. Net cash provided by financing activities for
the nine months ended September 30, 2004 was $897,991.   Net cash used in
financing activities for the nine months ended September 30, 2005 included payments made on notes payable of ($37,303); payments made on capital leases of ($7,348); and proceeds received on related party notes payable of $10,722. The primary reason for the change from $897,991 in net cash provided by financing activities to the ($33,929) net cash used in financing activities was due to proceeds received in connection with the August 2004 secured convertible notes.

      The Company's consolidated financial statements are prepared using the accrual method of accounting in accordance with GAAP, and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company has an accumulated deficit of $3,869,219 at September 30, 2005. Management has taken various steps to revise its operating and financial requirements, which it believes will be sufficient to provide the Company with the ability to continue its operations for the next twelve months.

      In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

      On November 4, 2005, we entered into a securities purchase agreement with the four accredited investors, for the sale of secured convertible notes having an aggregate principal amount of $3,000,000, an 8% annual interest rate (payable quarterly), and a term of three years. We also agreed to sell warrants to purchase up to an aggregate of 15,000,000 shares of our Common Stock at $0.10 per share. The four accredited investors, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Partners II, LLC subscribed for 11.9%, 32.6%, 54.0% and 1.5%, respectively, of the total offering. Each accredited investor purchased, or will purchase, such percentage of each closing under the 2005 securities purchase agreement.

      As of December 15, 2005, we had issued under the 2005 securities purchase agreement (and a August 2004 securities purchase agreement):

      .  $1,800,000 aggregate principal amount of secured convertible notes,

      . Warrants to purchase 700,000 shares of our Common Stock at $0.45 per shares, and

      . Warrants to purchase 6,500,000 shares of our Common Stock at $0.10 per share.

We will issue and sell an additional $850,000 principal amount of secured convertible notes and warrants to purchase 4,250,000 shares of our Common Stock at $0.10 per share to the investors five days following the filing with the Securities and Exchange Commission of the registration statement of which
this Prospectus is a part.   The investors are required to purchase an
additional $1,050,000 principal amount of secured convertible notes and warrants to purchase 4,250,000 shares of our Common Stock at $0.10 per share five days following the date that the registration statement is declared effective by the Securities and Exchange Commission and if other conditions are satisfied, including: (i) the Company's representations and warranties contained in the 2005 securities purchase agreement being true and correct in all material respects on the date when made and as of the date of such purchase; (ii) the Company having performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the 2005 agreement; (iii) there being no litigation, statute, rule, regulation, executive order, decree, ruling or injunction that has been enacted, entered, promulgated or endorsed by or in any court or government authority of competent jurisdiction or any self-regulatory organization having requisite authority which prohibits the transactions contemplated by the 2005 agreement; (iv) no event having occurred which could reasonably be expected to have a material adverse effect on the Company; and (v) the shares of Common Stock issuable upon conversion of the secured convertible notes and exercise of the warrants having been authorized for quotation on the OTC Bulletin Board and trading in our Common Stock on the OTC Bulletin Board having not been suspended by the Securities and Exchange Commission or the OTC Bulletin Board.

      The secured convertible notes are convertible into our Common Stock, at the selling stockholders' option, at the lower of (i) $0.01 or (ii) 50% of the average of the three lowest intraday trading prices for the Common Stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the notes may be converted. As of December 15, 2005, the average of the three lowest intraday trading prices for our Common Stock during the preceding 20 trading days as reported on the OTC Bulletin Board was $0.0026 and, therefore, the conversion price for the secured convertible notes was $0.0013. Based on this conversion price, the $3,700,000 secured convertible notes, excluding interest, were convertible into 2,846,153,846 shares of our Common Stock. AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Partners II, LLC have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our Common Stock such that the number of shares of Common Stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of Common Stock.

      Assuming the sale of all the secured convertible notes to the investors, we will owe approximately $3,700,000 to such investors, not including any accrued interest and owe the former shareholders of DCI an additional $200,000 in connection with the purchase of DCI, an aggregate of approximately $122,228 to our Director, Keith Moore (pursuant to two Working Capital Line of Credits), $36,285 to David Walters our Chief Executive Officer and Director and $36,285 to Mr. Moore for accrued but unpaid salaries for in connection with the operations of iTech and $49,500 to Mr. Moore for accrued but unpaid salaries in connection with the operations of a subsidiary of iTech. Additionally, we still owe approximately $211,500 under a promissory note with Abundant, which we have agreed to guarantee as part of the disposition of Marathon, and approximately $212,000 under a SBA loan and line of credit, which was assumed by Marathon.

      On November 8, 2005, iTech and DCI entered into a factoring and security agreement to sell accounts receivables to Systran Financial Services Corporation. The purchase price for each account sold is the face amount of the account less a discount of 1.5%. All accounts sold are with recourse by Systran. Systran may defer making payment to iTech of a portion of the purchase price payable for all accounts purchased which have not been paid up to 10.0% of such accounts (reserve).

     As part of our focus on growing profitable operations, we decided to discontinue and dispose of certain operations which we determined did not
demonstrate suitable growth or profitability prospects.   On December 15,
2005, we completed the disposition of all of the outstanding capital stock of Marathon Healthcare Corporation, a newly formed holding company, to Macdonald Tudeme and Marguerite Tudeme, the former controlling shareholders of the
Company.   At the time of the disposition, Marathon's assets included substantially all of the corporate names, business, operations, assets, properties, intellectual properties, trademarks, service marks, trade names, uniform resource locators, telephone numbers, and good will of the Company and
its subsidiaries (other than iTech and DCI).   These assets included all of
the operations of the Company's former operating subsidiaries MT and Abundant. In exchange for all of the outstanding capital stock of Marathon and a cash payment to the Tudemes of $80,442.32, the Company received from the Tudemes
35,691,200 shares of the Company's Common Stock.   In connection with the
disposition of Marathon, we also (a) assumed and released the Tudemes from certain liabilities and (b) pledged to Marathon 20,000,000 shares of our Common Stock as collateral to secure the performance and payment of a promissory note in the amount of $257,038 payable to Lisa Stern originally entered into as part of the Company's purchase of a former operating subsidiary. If we fail to pay any principal of or interest on the note when due, we will be in default of our obligations and Marathon will be able to retain and sell the pledged Common Stock to satisfy our obligations.

      We can make no assurances that will have sufficient funding to repay the above amounts owed as they become due; however, we believe that because of the sale of the secured convertible notes to the selling stockholders and the factoring and security agreement with Systran our current cash position is sufficient to meet our capital expenditures and working capital requirements for the near term. Investors should keep in mind, however that the growth and change of the market make it difficult for us to predict future liquidity requirements with certainty and our forecast is based upon certain assumptions, which may differ from actual future outcomes. Over the longer term, we must successfully execute our plans to increase revenue and income streams that will generate significant positive cash flow if we are to sustain adequate liquidity without impairing growth or requiring the infusion of additional funds from external sources. Additionally, a major expansion, such as would occur with the acquisition of a major new subsidiary, might also require external financing that could include additional debt or capital. There can be no assurance that additional financing, if required, will be available on acceptable terms, if at all.

      The Company does not have any commitments or identified sources of additional capital from third parties, other than the commitment from the selling stockholders and Systran mentioned above, or from its officers, directors or majority shareholders. There is no assurance that additional financing will be available on favorable terms, if at all. If the Company is unable to raise such additional financing, it would have a materially adverse effect upon the Company's ability to implement its business plan and may cause the Company to curtail or scale back its current operations.

      We may elect to raise additional capital in the future, from time to time, through equity or debt financings in order to capitalize on business opportunities and market conditions and to insure the continued marketing of current service offerings together with development of new services. There can be no assurance that we can raise additional financing with favorable terms.

MT ULTIMATE HEALTHCARE CORP. AND SUBSIDIARIES UNAUDITED PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

<CAPTIONS>

                 MT ULTIMATE HEALTHCARE CORP. AND SUBSIDIARIES
                       Combined Pro Forma Balance Sheet

                              September 30, 2005



                                    ASSETS
                                    ------


                               MT Ultimate
                               Healthcare
                                  Corp.     iTechexpress,                Pro Forma
                                (Parent)        Inc.           DCI       Adjustments
                              September 30, September 30,  September 30, Increase        Pro Forma
                                  2005          2005           2005      (Decrease)      Combined
                              ------------- -------------- ------------- -------------   -------------
                                                                                         (Unaudited)
CURRENT ASSETS

  Cash and cash equivalents   $          -  $         120  $          -  $          -    $        120
  Accounts receivable, net         217,953         48,017     1,145,912             -       1,411,882
  Other current assets              24,958              -             -             -          24,958
                              ------------- -------------- ------------- -------------   -------------

    Total Current Assets           242,911         48,137     1,145,912             -       1,436,960
                              ------------- -------------- ------------- -------------   -------------

PROPERTY AND EQUIPMENT, Net        114,158          1,474             -             -         115,632
                              ------------- -------------- ------------- -------------   -------------

OTHER ASSETS

  Deferred income taxes                  -        141,879         6,032             -         147,911
  Goodwill                               -              -             -     1,313,702 (2)   1,313,702
                              ------------- -------------- ------------- -------------   -------------

     Total Other Assets                  -        141,879         6,032     1,313,702       1,461,613
                              ------------- -------------- ------------- -------------   -------------

       TOTAL ASSETS           $    357,069  $     191,490  $  1,151,944  $  1,313,702    $  3,014,205
                              ============= ============== ============= =============   =============




                                      41



                 MT ULTIMATE HEALTHCARE CORP. AND SUBSIDIARIES
                 Combined Pro Forma Balance Sheet (Continued)

                              September 30, 2005


                     LIABILITIES AND STOCKHOLDERS' EQUITY
                                  ------------------------------------


                               MT Ultimate
                               Healthcare
                                  Corp.     iTechexpress,                Pro Forma
                                (Parent)        Inc.           DCI       Adjustments
                              September 30, September 30,  September 30, Increase         Pro Forma
                                  2005          2005           2005      (Decrease)       Combined
                              ------------- -------------- ------------- -------------    -------------
                                                                                          (Unaudited)

CURRENT LIABILITIES

  Bank overdraft              $     11,152  $           -  $          -  $          -     $     11,152
  Accounts payable and
    accrued expenses               473,078        349,399       455,644       (65,000)(2)    1,213,121
  Notes payable, related parties   116,335              -             -             -          116,335
  Leases payable, current            4,000              -             -             -            4,000
  Loans payable to shareholder           -         23,300             -             -           23,300
  Notes payable, current           268,334              -       210,002             -          478,336
                              ------------- -------------- ------------- -------------    -------------

    Total Current Liabilities      872,899        372,699       665,646       (65,000)       1,846,244
                              ------------- -------------- ------------- -------------    -------------
LONG-TERM LIABILITIES

  Notes payable                    876,401              -             -     1,905,000 (2)    2,781,401
  Beneficial conversion feature   (229,166)             -             -             -         (229,166)
  Leases payable                       912              -             -             -              912
                              ------------- -------------- ------------- -------------    -------------

    Total Long-Term Liabilities    648,147              -             -     1,905,000        2,553,147
                              ------------- -------------- ------------- -------------    -------------

    Total Liabilities            1,521,046        372,699       665,646     1,840,000        4,399,391
                              ------------- -------------- ------------- -------------   -------------

STOCKHOLDERS' EQUITY (DEFICIT)

  Common stock, par value
   $0.001 per share; 898,333,333
   shares issued and outstanding    70,000          1,000       200,000       627,333 (1,2)    898,333
  Additional paid-in capital     2,635,242              -       182,944    (4,879,496)(1,2) (2,061,310)
  Accumulated equity (deficit)  (3,869,219)      (182,209)      103,354     3,725,865 (1,2)   (222,209)
                              ------------- -------------- ------------- -------------    -------------
    Total Stockholders'
    Equity (Deficit)            (1,163,977)      (181,209)      486,298      (526,298)      (2,283,519)
                              ------------- -------------- ------------- -------------    -------------
TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY
 (DEFICIT)                    $    357,069  $     191,490  $  1,151,944  $  1,313,702    $   3,014,205
                              ============= ============== ============= =============   ==============

                                      42


                  MT ULTIMATE HEALTHCARE CORP. AND SUBSIDIARIES
                   Combined Pro Forma Statements of Operations



                                 MT Ultimate
                                 Healthcare
                                    Corp.     iTechexpress,
                                  (Parent)        Inc.           DCI
                                  For the       For the        For the     Pro Forma
                                Period Ended  Period Ended   Period Ended  Adjustments
                                September 30, September 30,  September 30,  Increase       Pro Forma
                                    2005          2005           2005      (Decrease)      Combined
                                ------------- -------------- ------------- -------------   -------------
                                                                                           (Unaudited)
REVENUES

  Service revenues              $  1,395,955  $     302,144  $  5,303,853  $          -    $  7,001,952
  Management fee from affiliates           -         47,422             -             -          47,422
                                ------------- -------------- ------------- -------------   -------------

    Total Revenues                 1,395,955        349,536     5,303,853             -       7,049,344

COST OF REVENUES                   1,108,733        200,026     3,865,238             -       5,173,997
                                ------------- -------------- ------------- -------------   -------------

GROSS MARGIN                         287,222        149,510     1,438,615             -       1,875,347
                                ------------- -------------- ------------- -------------   -------------
OPERATING EXPENSES

  General and administrative         709,581        100,849       112,575             -         923,005
  Bad debt expense                         -         10,318             -             -          10,318
  Compensation and fringe benefits         -        302,456       805,140             -       1,107,596
  Professional fees                        -              -        45,099        40,000 (2)      85,099
  Management fee - related party           -              -        94,500             -          94,500
  Sales and marketing                      -              -           900             -             900
                                ------------- -------------- ------------- -------------   -------------

    Total Operating Expenses         709,581        413,623     1,058,214        40,000       2,221,418
                                ------------- -------------- ------------- -------------   -------------

INCOME (LOSS) FROM OPERATIONS       (422,359)      (264,113)      380,401       (40,000)       (346,071)
                                ------------- -------------- ------------- -------------   -------------
OTHER INCOME (EXPENSE)

  Interest expense                  (282,356)             -      (103,713)            -        (386,069)
  Loss on disposal of assets         (14,581)             -             -             -         (14,581)
                                ------------- -------------- ------------- -------------   -------------

    Total Other Income (Expense)    (296,937)             -      (103,713)            -        (400,650)
                                ------------- -------------- ------------- -------------   -------------
NET INCOME (LOSS) BEFORE
  INCOME TAXES                      (719,296)      (264,113)      276,688       (40,000)       (746,721)
                                ------------- -------------- ------------- -------------   -------------
(BENEFIT) PROVISION FOR
  INCOME TAXES                             -        110,927      (116,209)            -          (5,282)
                                ------------- -------------- ------------- -------------   -------------
NET INCOME (LOSS)               $   (719,296) $    (153,186) $    160,479  $    (40,000)   $   (752,003)
                                ============= ============== ============= =============   =============
BASIC LOSS PER COMMON SHARE
 (Note 1)                       $      (0.01)         N/A            N/A                   $      (0.01)
                                ============= ============== =============                 =============
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING         63,376,671         N/A            N/A                     63,376,671
                                ============= ============== =============                 =============

                                       43


                  MT ULTIMATE HEALTHCARE CORP. AND SUBSIDIARIES
                   Combined Pro Forma Statements of Operations

                                 MT Ultimate
                                 Healthcare
                                    Corp.     iTechexpress,
                                  (Parent)        Inc.           DCI
                                  For the       For the        For the     Pro Forma
                                 Year Ended   Year Ended      Year Ended   Adjustments
                                December 31,   December 31,  December 31,  Increase        Pro Forma
                                    2004          2004           2004      (Decrease)      Combined
                                ------------- -------------- ------------- -------------   -------------
                                                                                           (Unaudited)

REVENUES

  Service revenues              $  2,072,236  $     391,412  $  4,069,580  $          -    $  6,533,228
  Management fee from affiliates           -        113,825             -             -         113,825
                                ------------- -------------- ------------- -------------   -------------

    Total Revenues                 2,072,236        505,237     4,069,580             -       6,647,053

COST OF REVENUES                   1,521,353        220,383     3,545,591             -       5,287,327
                                ------------- -------------- ------------- -------------   -------------

GROSS MARGIN                         550,883        284,854       523,989             -       1,359,726
                                ------------- -------------- ------------- -------------   -------------
OPERATING EXPENSES

  General and administrative         449,210         87,711       144,328             -         681,249
  Bad debt expense                   119,519         53,136             -             -         172,655
  Compensation and fringe benefits   420,429         96,745             -             -         517,174
  Depreciation and amortization       32,147          4,572             -             -          36,719
  Professional fees and consulting 1,894,393          6,807             -        40,000 (2)   1,941,198
  Management fee - related party           -              -        99,000             -          99,000
                                ------------- -------------- ------------- -------------   -------------

    Total Operating Expenses       2,915,698        248,971       243,328        40,000       3,447,997
                                ------------- -------------- ------------- -------------   -------------

INCOME (LOSS) FROM OPERATIONS     (2,364,815)        35,883       280,661       (40,000)     (2,088,271)
                                ------------- -------------- ------------- -------------   -------------
OTHER INCOME (EXPENSE)

  Interest expense                  (117,368)             -       (92,991)            -        (210,359)
  Impairment loss                   (563,427)             -             -             -        (563,427)
  Other income (expense)                   -         (3,943)        2,321             -          (1,622)
                                ------------- -------------- ------------- -------------   -------------

    Total Other Income (Expense)    (680,795)        (3,943)      (90,670)            -        (775,408)
                                ------------- -------------- ------------- -------------   -------------
NET INCOME (LOSS) BEFORE
 INCOME TAXES                     (3,045,610)        31,940       189,991       (40,000)     (2,863,679)
                                ------------- -------------- ------------- -------------   -------------
(BENEFIT) PROVISION FOR
 INCOME TAXES                              -        (11,513)      (79,944)            -         (91,457)
                                ------------- -------------- ------------- -------------   -------------

NET INCOME (LOSS)               $ (3,045,610) $      20,427  $    110,047  $    (40,000)   $ (2,955,136)
                                ============= ============== ============= =============   =============

BASIC LOSS PER COMMON SHARE
 (Note 1)                       $      (0.06)           N/A           N/A                  $      (0.05)
                                ============= ============== =============                 =============
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING        53,153,166            N/A           N/A                    53,153,166
                                ============= ============== =============                 =============




                                       44

          MT ULTIMATE HEALTHCARE CORP. AND SUBSIDIARIES
              Summary of Assumptions and Disclosures
                        September 30, 2005


NOTE 1 - BASIS OF FINANCIAL STATEMENT PRESENTATION

The unaudited pro-forma consolidated financial statements give effect to the acquisition by MT Ultimate Healthcare Corp. of iTechexpress, Inc. ("iTech"), pursuant to a reverse takeover effective November 4, 2005, and the subsequent acquisition of Drug Consultants, Inc. ("DCI") by iTech effective November 7, 2005. The unaudited pro forma consolidated financial statements have been prepared by management using the accounting principles disclosed in the consolidated financial statements of MT Ultimate Healthcare Corp. as of and for the period ended September 30, 2005 as if the acquisition had occurred on January 1, 2005. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2004 is based on the unaudited financial statements as if the acquisition had occurred on January 1, 2004.
The unaudited pro forma combined financial statements are not necessarily indicative of the results of operations that would have been realized for the period presented, nor do they purport to project the results of operations for any future periods. The unaudited pro forma financial statements should be read in conjunction with the consolidated financial statements of MT Ultimate Healthcare Corp. as of and for the periods ended December 31, 2004 and September 30, 2005.

NOTE 2 - ASSUMPTIONS AND ADJUSTMENTS

Reverse Takeover - On November 4, 2005, MT Ultimate Healthcare Corp. and iTechexpress, Inc. and the former iTech shareholders entered into a Share Exchange and Reorganization Agreement whereby iTech became a wholly-owned subsidiary of the Company. As part of the transaction, The Company acquired 100% of the issued and outstanding shares of iTech in exchange for 305,000,000 newly issued shares of the Company's Common Stock and the promise to issue an additional 523,333,333 shares at such time as the Company has available authorized shares, which is expected to occur in the first quarter of 2006. As the number of shares issued represented approximately 92% of the outstanding Common Stock of the Company after issuance, the transaction has been accounted for as a reverse takeover of the Company by the shareholders of iTech.

Purchase Transaction - On November 7, 2005, iTech entered into a Stock Purchase Agreement with Drug Consultants, Inc., whereby DCI became a wholly-owned subsidiary of iTech. As part of the transaction, iTech purchased all of the outstanding shares of DCI from the former shareholder of DCI for a purchase price of $1,800,000, of which $1,600,000 was paid at the closing and $200,000 shall be paid pursuant to a Secured Promissory Note. The Secured Promissory Note is due in one payment of principal together with accrued but unpaid interest (accruing at the rate of seven percent (7%) per annum) on or before January 6, 2006. The Secured Promissory Note is secured by a stock pledge agreement, whereby iTech pledged to the former DCI shareholder 51% of the stock of DCI held by iTech to secure the full and prompt payment and performance by iTech of the Secured Promissory Note. Additionally, any unpaid amount of the Secured Promissory Note if not paid when due, will bear interest at 12% per annum.

NOTE 3 - PRO FORMA ADJUSTMENTS

The unaudited pro forma financial statements incorporate the following adjustments:

      Adjustment 1
      ------------
      Additional Paid-in Capital         4,696,552
      Common Stock                           1,000
      Common Stock                         828,333
      Accumulated Deficit                3,869,219

      To record the issuance of 828,333,333 shares of MT Ultimate Healthcare Corp. issued to acquire 100% of the outstanding common stock of iTechexpress, Inc., effective November 4, 2005, to eliminate the common stock of iTechexpress, Inc. and the accumulated deficit of MT Ultimate Healthcare Corp.

      Adjustment 2
      ------------
      Accounts Payable                     65,000
      Professional Fees                    40,000
      Common Stock                        200,000
      Additional Paid-in Capital          182,944
      Accumulated Deficit                 103,354
      Goodwill                          1,313,702
      Note Payable                        200,000
      Note Payable                      1,705,000

      To record the purchase of Drug Consultants, Inc. for $1,800,000, effective November 7, 2005.

Critical Accounting Policies and Estimates

      Our discussion and analysis of our financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with accounting principals generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of any contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to uncollectible receivables, investment values, income taxes and contingencies. We base our estimates on various assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

      We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements:

      Federal Income Tax. The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. The Company has incurred an NOL, however, because there is no assurance of recovery of the NOL, it has been fully offset and the Company does not have a deferred tax asset with respect to any portion thereof. The valuation allowance will be evaluated, considering positive and negative evidence about whether the deferred tax asset will be realized. The allowance will either be increased or reduced. A reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

      Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Revenue. The Company's revenue is considered realized when the earnings process is complete and an exchange takes place. In the Company's case, this is when staffing and homecare services are rendered to its clients. The volume of sales and revenues are comparatively small for the Company and therefore, the matching of revenues and expenses in a given period can easily be achieved without the need for estimates.

      Accounting Method. The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when earned and expenses when incurred. Fixed assets are stated at cost. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

      Cash and Cash Equivalents. The Company considers all highly liquid debt instruments with a maturity of three months or less at the time of purchase to be in cash equivalents. Cash and cash equivalents consist of checking accounts and money market funds.

      Fair Value of Financial Instruments. The carrying amounts of financial instruments including cash and cash equivalents, accounts receivable and payable, accrued and other current liabilities and current maturities of long-term debt approximate fair value due to their short maturity.


                     DESCRIPTION OF PROPERTY
                     -----------------------

      The Company's executive offices are located Irvine, California where the Company, through iTech, subleases, on a month to month basis approximately 600 square feet of space. The Company has no written lease for this office space. The current monthly lease commitment is $600.


          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          ---------------------------------------------

      On April 27, 1999, our Director, Keith Moore entered into a Working Capital Line of Credit agreement, with iTech, on January 1, 2001, Mr. Moore entered into a Working Capital Line of Credit agreement with iTech's wholly owned subsidiary, Success Development Group, Inc., a Nevada corporation ("SDG"), and on February 1, 2005, our Chief Executive Officer and Director, David Walters entered into a Working Capital Line of Credit agreement, with iTech (each a "Line of Credit" and collectively the "Lines of Credit").

      Mr. Moore's Line of Credit with iTech states that iTech shall pay him the amount owing under the Line of Credit (up to $250,000) on December 31, 2005 plus any interest on the amounts outstanding as of the date the Line of Credit was entered into at the rate of 10% per annum. Interest on the Line of Credit is payable quarterly and becomes part of the principal amount of the Line of Credit if unpaid at the end of each quarter. The total amount outstanding under Mr. Moore's line of credit as of November 15, 2005 was $82,728. In the event of default under the Line of Credit, which includes the failure of iTech to pay the Line of Credit when due, iTech's filing for bankruptcy, or the deterioration of the financial condition of iTech causing Mr. Moore to deem iTech insecure, the amount of unpaid principal and interest shall bear interest at the rate of 13% per annum until such time as it is paid. The Line of Credit may be extended or renewed by the mutual agreement of iTech and Mr. Moore for any reason at any time.

      Mr. Moore's Line of Credit with SDG states that SDG shall pay him the amount owing under the Line of Credit (up to $250,000) on December 31, 2005, plus any interest on the amounts outstanding as of the date the Line of Credit was entered into at the rate of 10% per annum. Interest on the Line of Credit is payable quarterly and becomes part of the principal amount of the Line of Credit if unpaid at the end of each quarter. The total amount outstanding under Mr. Moore's line of credit as of November 15, 2005 was $29,500. In the event of default under the Line of Credit, which includes the failure of SDG to pay the Line of Credit when due, SDG's filing for bankruptcy, or the deterioration of the financial condition of SDG causing Mr. Moore to deem SDG insecure, the amount of unpaid principal and interest shall bear interest at the rate of 13% per annum until such time as it is paid. The Line of Credit may be extended or renewed by the mutual agreement of SDG and Mr. Moore for any reason at any time.

      Mr. Walters' Line of Credit with iTech states that iTech shall pay him the amount owing under the Line of Credit (up to $250,000) on December 31, 2006, plus any interest on the amounts outstanding as of the date the Line of Credit was entered into at the rate of 10% per annum. Interest on the Line of Credit is payable quarterly and becomes part of the principal amount of the Line of Credit if unpaid at the end of each quarter. The total amount outstanding under Mr. Walters' Line of Credit as of the date of November 15, 2005 was $-0-. In the event of default under the Line of Credit, which includes the failure of iTech to pay the Line of Credit when due, iTech's filing for bankruptcy, or the deterioration of the financial condition of iTech causing Mr. Walters to deem iTech insecure, the amount of unpaid principal and interest shall bear interest at the rate of 13% per annum until such time as it is paid. The Line of Credit may be extended or renewed by the mutual agreement of iTech and Mr. Walters for any reason at any time.

      Both Mr. Walters and Mr. Moore entered into Independent Contractor Agreements with iTech on February 1, 2005 (each a "Contractor Agreement" and collectively the "Contractor Agreements"). Mr. Moore's Contractor Agreement provides for him to serve iTech in the capacity of Secretary and Director and Mr. Walters' Contractor Agreement provides for him to serve iTech in the capacity of Chief Executive Officer. The Contractor Agreements shall terminate on February 1, 2007, unless renewed in writing by the parties. Either of the Contractor Agreements may be terminated upon the breach of a term of either Contractor Agreement, which breach remains uncured for thirty
(30) days or by either party, for any reason with thirty (30) days written notice. The Contractor Agreements contain confidentiality clauses and work for hire clauses. The Contractor Agreements provide that neither Mr. Walters nor Mr. Moore are employees of iTech. Mr. Walters and Mr. Moore are entitled to be paid $10,000 per month under the Contractor Agreements. As of December 5, 2005, both Mr. Walters and Mr. Moore have accrued $36,285 each of payments under such Contractor Agreements.

      The Company anticipates entering into an agreement with executive management services with a management company owned by the Company's Chief Executive Officer and Director, David Walters and its Director, Keith Moore.

      In November 2005, the Company agreed to issue an aggregate of 745,500,000 shares of common stock, to two entities, 372,750,000 shares to MEL Enterprises, Ltd., beneficially owned by Keith Moore, a Director of the Company ("MEL") and 372,750,000 shares to Monarch Bay Capital Group, LLC, beneficially owned by the Executive Vice President of the Company and a Director, David Walters ("Monarch"), in connection with the Company's acquisition of iTech. The Company will issue an aggregate of an additional 274,500,000 shares of common stock to the two entities, 137,250,000 to MEL and 137,250,000 to Monarch, with the remaining shares to be issued after such time as the Company has available authorized common stock.

      We have entered into an indemnification agreement with each of Mr. Walters and Mr. Moore. We will indemnify them to the fullest extent permitted by law if they become a party to or witness or other participant in, or are threatened to be made a party to or witness or other participant in, any threatened, pending or completed claim by reason of (or arising in part out of) any event or occurrence related to the fact that they are or were a director, officer, employee, agent or fiduciary of ours, or any subsidiary of ours, or they are or were serving at our request as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on their part while serving in such capacity against any and all expenses, judgments, fines, penalties and amounts paid in settlement and any federal, state, local or foreign taxes imposed on them as a result of the actual or deemed receipt of any indemnification payments made by us to or on their behalf. We are entitled to reimbursement of any advance indemnification payments that we make to or on their behalf if, when and to the extent that a disinterested director, group of disinterested directors or independent legal counsel determines that they would not be permitted to be so indemnified under applicable law. We are not obligated to indemnify them for the following:

   . Acts, omissions or transactions for which they are prohibited from receiving indemnification under applicable law.
   . Claims initiated or brought voluntarily by them and not by way of defense, except for claims brought to establish or enforce a right to indemnification or in specific cases if our Board of Directors has approved the initiation or bringing of such claim, or as otherwise required under the Nevada Revised Statutes, regardless of whether they ultimately are determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.
   . Any proceeding instituted by them to enforce or interpret their indemnification agreement, if a court of competent jurisdiction determines that each of the material assertions made by either of them in such proceeding was not made in good faith or was frivolous.
   . Violations of Section 16(b) of the Exchange Act or any similar successor statute.

      As part of our focus on growing profitable operations, we decided to discontinue and dispose of certain operations which we determined did not
demonstrate suitable growth or profitability prospects.   On December 15,
2005, we completed the disposition of all of the outstanding capital stock of Marathon Healthcare Corporation ("Marathon") to Macdonald Tudeme and
Marguerite Tudeme, the former controlling shareholders of the Company.   At
the time of the disposition, Marathon's assets included substantially all of the corporate names, business, operations, assets, properties, intellectual properties, trademarks, service marks, trade names, uniform resource locators, telephone numbers, and good will of the Company and its subsidiaries (other
than iTech and DCI).   These assets included all of the operations of the
Company's former operating subsidiaries MT and Abundant Healthcare, Inc. In exchange for all of the outstanding capital stock of Marathon and a cash payment to the Tudemes of $80,442.32, the Company received from the Tudemes
35,691,200 shares of the Company's Common Stock.   In connection with the
disposition of Marathon, we also (a) assumed and released the Tudemes from certain liabilities and (b) pledged to Marathon 20,000,000 shares of our Common Stock as collateral to secure the performance and payment of a promissory note in the amount of $257,038 payable to Lisa Stern originally entered into as part of the Company's purchase of a former operating subsidiary. If we fail to pay any principal of or interest on the note when due, we will be in default of our obligations and Marathon will be able to retain and sell the pledged Common Stock to satisfy our obligations.


     MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
    ---------------------------------------------------------

      "Bid" and "asked" offers for the common stock are listed on the NASDAQ OTC-Bulletin Board published by the National Quotation Bureau, Inc. The Company's common stock began regular trading during the fiscal year ended December 31, 2003. The trading symbol for the common stock was "JAVA" and was changed to "MTUH" in connection with the Company's name change and an 80 to one forward stock split in September 2003. As a result of a one to 4 reverse stock split that also occurred in September 2003, the trading symbol was later changed to the current symbol, "MTHC".

      The following table sets forth the high and low bid prices for the Company's common stock for the periods indicated as reported by the NASDAQ OTC-Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                          Bid Prices
      Quarter Ended                High              Low
      -------------------          ------           ------
      September 30, 2005           $0.04             $0.005
      June 30, 2005                $0.06             $0.003
      March 31, 2005               $0.17             $0.01
      December 31, 2004            $0.30             $0.16
      September 30, 2004           $0.90             $0.28
      June 30, 2004                $0.60             $0.51
      March 31, 2004               $1.05             $0.88
      December 31, 2003            $1.05             $1.05
      September 30, 2003           $1.50             $1.43

      There were 30 holders of record of the common stock as of December 15, 2005. The Company has never paid a cash dividend on its common stock and does not anticipate the payment of a cash dividend in the foreseeable future. The Company intends to reinvest in its business operations any funds that could be used to pay a cash dividend. The Company's common stock is considered a "penny stock" as defined in the Commission's rules promulgated under the Exchange Act. In general, a security which is not quoted on NASDAQ or has a market price of less than $5.00 per share where the issuer does not have in excess of $2,000,000 in net tangible assets (none of which conditions the Company meets) is considered a penny stock. The Commission's rules regarding penny stocks impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally persons with net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Thus the Rules affect the ability of broker-dealers to sell the Company's shares should they wish to do so because of the adverse effect that the Rules have upon liquidity of penny stocks. Unless the transaction is exempt under the Rules, under the Securities Enforcement Remedies and Penny Stock Reform Act of 1990, broker-dealers effecting customer transactions in penny stocks are required to provide their customers with (i) a risk disclosure document; (ii) disclosure of current bid and ask quotations if any; (iii) disclosure of the compensation of the broker-dealer and its sales personnel in the transaction; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account. As a result of the penny stock rules the market liquidity for the Company's securities may be severely adversely affected by limiting the ability of broker-dealers to sell the Company's securities and the ability of purchasers of the securities to resell them.


                      EXECUTIVE COMPENSATION
                      ----------------------

                  SUMMARY COMPENSATION TABLE(1)

                                            Annual Compensation
                                            --------------------
                                                               Other Annual
Name & Principal Position   Year    Salary ($)     Bonus ($)   Compensation
-------------------------  -------  -------------- ----------- -------------
David Walters,(2)           2005    $  65,000      $       -   $        -
CEO, President,
Treasurer and Director

MacDonald S. Tudeme,(3)     2005    $       -      $       -   $ 10,800(4)
CEO, President,             2004    $  66,344      $       -   $ 10,800(4)
Treasurer and Director      2003    $   8,654      $       -   $ 10,800(4)

(1) Does not include perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation.

(2) David Walters became CEO, President and Treasurer of the Company effective December 15, 2005. He had served as Executive Vice President of the Company from November 4, 2005 to December 15, 2005. He has been a Director of the Company since November 4, 2005.

(3) Macdonald S. Tudeme resigned from his position as CEO, President, Treasurer and Director of the Company effective December 15, 2005.

(4) MacDonald S. Tudeme received a vehicle allowance of $10,800 during the fiscal year ended December 31, 2005, a vehicle allowance of $10,800 during the fiscal year ended December 31, 2004 and $10,800 during the fiscal year ended December 31, 200 3.

                       FINANCIAL STATEMENTS
                      ----------------------

      The following financial statements required by Item 310 of Regulation S-B are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles.



                  MT ULTIMATE HEALTHCARE CORP.
                   Consolidated Balance Sheets

                                   ASSETS
                                                 September 30, December 31,
                                                     2005          2004
                                                 ------------  ------------
                                                  (Unaudited)
CURRENT ASSETS
  Cash and cash equivalents                      $         -   $         -
  Accounts receivable, net                           217,953       404,778
  Other current assets                                24,958        50,688
                                                 ------------  ------------
   Total Current Assets                              242,911       455,466
                                                 ------------  ------------
PROPERTY AND EQUIPMENT, net                          114,158       115,154
                                                 ------------  ------------

   TOTAL ASSETS                                  $   357,069   $   570,620
                                                 ============  ============

               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
  Bank overdraft                                 $    11,152   $    40,804
  Accounts payable and accrued expenses              473,078       233,372
  Notes payable, current                             268,334       241,955
  Notes payable, related parties                     116,335       123,063
  Leases payable, current                              4,000         8,256
                                                 ------------  ------------
   Total Current Liabilities                         872,899       647,450
                                                 ------------  ------------
LONG-TERM DEBT
  Notes payable                                      876,401       880,193
  Beneficial conversion feature                     (229,166)     (416,666)
  Leases payable                                         912         4,004
                                                 ------------  ------------
   Total Long-Term Debt                              648,147       467,531
                                                 ------------  ------------
   Total Liabilities                               1,521,046     1,114,981
                                                 ------------  ------------
STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, par value $0.001 per share;
   authorized 400,000,000 shares; 70,000,000 and
   60,032,040 shares issued and outstanding           70,000        60,032
  Additional paid-in capital                       2,635,242     2,545,530
  Accumulated deficit                             (3,869,219)   (3,149,923)
                                                 ------------  ------------
   Total Stockholders' Equity (Deficit)           (1,163,977)     (544,361)
                                                 ------------  ------------
   TOTAL LIABILITIES AND STOCKHOLDERS'
    EQUITY (DEFICIT)                             $   357,069   $   570,620
                                                 ============  ============



The accompanying notes are an integral part of these financial statements.



                  MT ULTIMATE HEALTHCARE CORP.
              Consolidated Statements of Operations
                           (Unaudited)

                                        For the                     For the
                                   Three Months Ended           Nine Months Ended
                                     September 30,                 September 30,
                                   2005          2004          2005          2004
                               ------------  ------------  ------------  ------------
SERVICE REVENUES               $   293,468   $   446,452   $ 1,395,955   $ 1,327,783
DIRECT COSTS
 OF SERVICE REVENUES               210,789       351,971     1,108,733     1,016,580
                               ------------  ------------  ------------  ------------
GROSS PROFIT                        82,679        94,481       287,222       311,203
                               ------------  ------------  ------------  ------------
OTHER OPERATING EXPENSES
 General and administrative        359,662       426,136       709,581     1,119,724
                               ------------  ------------  ------------  ------------

NET OPERATING LOSS                (276,983)     (331,655)     (422,359)     (808,521)
                               ------------  ------------  ------------  ------------
OTHER INCOME (EXPENSE)
 Loss on disposal of assets              -             -       (14,581)            -
 Interest expense                  (92,195)       (7,562)     (282,356)      (12,756)
                               ------------  ------------  ------------  ------------

   Total Other Income (Expense)    (92,195)       (7,562)     (296,937)      (12,756)
                               ------------  ------------  ------------  ------------

   NET LOSS                    $  (369,178)  $  (339,217)  $  (719,296)  $  (821,277)
                               ============  ============  ============  ============

BASIC LOSS PER COMMON SHARE    $     (0.01)  $     (0.01)  $     (0.01)  $     (0.02)
                               ============  ============  ============  ============
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING      70,000,000    53,160,040    63,376,671    52,060,040
                               ============  ============  ============  ============


The accompanying notes are an integral part of these financial statements.

                               F-2



                  MT ULTIMATE HEALTHCARE CORP.
              Consolidated Statements of Cash Flows
                           (Unaudited)

                                                     For the Nine Months Ended
                                                           September 30,
                                                        2005          2004
                                                    ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                           $  (719,296)  $  (821,277)
 Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities:
   Depreciation                                          28,855        29,765
   Loss on disposal of assets                            14,581             -
   Beneficial conversion interest                       187,500             -
   Common stock issued for services rendered             99,680       465,000
 Changes in operating assets and liabilities:           422,609      (604,553)
                                                    ------------  ------------

Net Cash Provided by (Used in) Operating Activities      33,929      (931,065)
                                                    ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment                          -       (21,684)
                                                    ------------  ------------

Net Cash Used in Investing Activities                         -       (21,684)
                                                    ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Common stock issued for cash                                 -       200,000
 Payments on notes payable                              (37,303)      (83,904)
 Payments made on capital leases                         (7,348)       (5,521)
 Proceeds received on notes payable                           -       594,802
 Proceeds received on related party notes payable        10,722       192,614
                                                    ------------  ------------

Net Cash Provided by (Used in) Financing Activities     (33,929)      897,991
                                                    ------------  ------------

NET DECREASE IN CASH                                          -       (54,758)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD              -        54,758
                                                    ------------  ------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD          $         -   $         -
                                                    ============  ============

SUPPLEMENTAL CASH FLOW INFORMATION
 CASH PAID FOR:
  Interest                                          $    84,127    $   12,756
  Income taxes                                      $         -    $        -


                               F-3


                  MT ULTIMATE HEALTHCARE CORP.

         Notes to the Consolidated Financial Statements
            September 30, 2005 and December 31, 2004

NOTE 1 - DESCRIPTION OF BUSINESS AND BASIS OF FINANCIAL STATEMENT PRESENTATION

Description of Business

MT Ultimate Healthcare Corp. (the "Company") was originally incorporated in Nevada under the name JavaJuice.net ("JavaJuice") on September 13, 2000. The Company's business plan was to engage in the operation of an Internet Cafe, in Reno, Nevada. Prior to entering into an Exchange Agreement, discussed below, and the consummation of the transactions thereunder, the Company was considered a development stage enterprise, as defined in Financial Accounting Standards Board No. 7.

On August 8, 2003, JavaJuice, M.T. Marketing Int. Corp., a Nevada corporation ("MT"), and the former MT shareholders entered into an Exchange Agreement (the "MT Exchange Agreement" or "MT Acquisition") whereby MT became a wholly-owned subsidiary of the Company.

The Company, through its wholly-owned Nevada subsidiary, MT, operates a payroll nurse staffing and homecare business. The Company provides healthcare professionals such as Certified Nursing Assistants, Nurse Technicians, Licensed Practical Nurses and Registered Nurses to hospitals, nursing homes, licensed home care services agencies ("LHCSA's"), other health-related businesses, to the homes of the elderly, sick and incapacitated.

In January 2004, the Company received a license from the State of New York, Department of Health, effective December 9, 2003, to operate as a LHCSA in the five boroughs of New York City: the Bronx, Brooklyn, Manhattan, Queens and Staten Island, as well as in Nassau County New York. As a result of a change in business focus due to the acquisition of MT, the Company changed its name to MT Ultimate Healthcare Corp.

On May 20, 2004, the Company entered into an Exchange Agreement to acquire all of the issued and outstanding common stock of B.P. Senior Care, Inc., a New Jersey corporation ("BP") from BP's sole shareholder, in exchange for 200,000 shares of the Company's Common Stock. As additional consideration, the Company agreed to pay BP's sold shareholder an aggregate of $150,000 cash, payable as follows: a) $25,000 upon closing the transaction; and b) $125,000 payable at the beginning of the month in equal monthly installments of $4,808 over a twenty-five month period beginning June 2004, and a final payment of $4,800 at the beginning of the twenty-sixth month following June 2004. BP provides 24-hour healthcare services to senior citizens in the New Jersey metropolitan
area.   In June, 2005 the Company terminated the operations of BP.

October 1, 2004, the Company entered into an Agreement and Plan of Acquisition and Merger ("A&M Agreement") to acquire Abundant Nursing, Inc., a Pennsylvania corporation ("Abundant") in exchange for $150,000 paid on October 1, 2004, and a five-year promissory note in the principal amount of $295,000 that accrues interest at a rate of seven percent (7%) per annum. Abundant may be merged with and into the Company after the Company has fully-paid all amounts due under the A&M Agreement. Until such time as the Company pays the full consideration pursuant to the A&M Agreement, Abundant will be operated by the Company as a stand alone subsidiary. Abundant is located in Mount Joy, Pennsylvania and provides staffing in the central area of Pennsylvania and the Lancaster area.

Basis of Presentation

The accompanying consolidated interim financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC") for the presentation of interim financial information. These interim consolidated financial statements are unaudited and, in the opinion of management, include all adjustments (consisting of normal recurring adjustments and accruals) necessary to present fairly the consolidated balance sheet, consolidated operating results and consolidated cash flows for the periods presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Operating results for the three and nine months ended September 30, 2005 are not necessarily indicative of the results that may be achieved for the year ending December 31, 2005 or for any other interim period during such year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted in accordance with the rules and regulations of the SEC. These interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto contained in the Company's Form 10-KSB for the year ended December 31, 2004.

Going Concern

The Company's consolidated financial statements are prepared using the accrual method of accounting in accordance with GAAP, and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company has an accumulated deficit of $3,869,219 at September 30, 2005. Management has taken various steps to revise its operating and financial requirements, which it believes will be sufficient to provide the Company with the ability to continue its operations for the next twelve months. The Company has secured additional funding as part of its change in business (described in more detail under "Subsequent Events" below).

In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 - SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

Principles of Consolidation

The accompanying financial statements include the accounts and transactions of MT Ultimate Healthcare Corp. and its subsidiaries. Intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the collectibility of accounts receivable, the realizability of inventories, the recoverability of long-lived assets and the fair value of marketable securities available for sale. Actual results could differ from those estimates.

Accounts Receivable

The Company performs ongoing credit evaluations of customers and adjusts credit limits based upon payment history and the customer current creditworthiness, as determined by its review of their current credit information. The Company continuously monitors collections and payments from its customers and maintains a provision for estimated credit losses based upon its historical experience and any customer-specific collection issues that it has identified.

Property and Equipment

Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the assets. The useful lives for the related assets range from five to seven years.

Maintenance and repairs are charged to expense as incurred. Renewals and improvements of a major nature are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gains or losses are reflected in the consolidated statement of operations.

Beneficial Conversion Feature

The convertible feature of the debt provides for a rate of conversion that is below market value. This feature is normally characterized as a beneficial conversion feature ("BCF"), which is recorded by the Company pursuant to Emerging Issues Task Force ("EITF") Issue No. 98-5 ("EITF 98-05"), "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios," and EITF Issue No. 00-27, "Application of EITF Issue No. 98-5 to Certain Convertible Instruments."

The Company records the debt discount in proportion to principal advances and amortizes the discount to interest expense over the life of the debt on a straight-line basis, which approximates the effective interest method.

Fair Value of Financial Instruments

The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, notes payable and convertible debt. Pursuant to SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," the Company is required to estimate the fair value of all financial instruments at the balance sheet date. The Company considers the carrying values of its financial instruments in the financial statements to approximate their fair values.

Revenue Recognition

The Company applies the provisions of SEC Staff Accounting Bulletin ("SAB") No. 104, Revenue Recognition in Financial Statements ("SAB 104"), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. The SAB 104 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. In general, the Company recognizes revenue related to monthly contracted amounts for services provided when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the fee is fixed or determinable and (iv) collectibility is reasonably assured.

Health care service revenues are recognized in the period in which fees are fixed or determinable and the related services are provided to the subscriber.

Concentrations of Credit Risk

The Company extends credit to its customers based upon its assessment of their credit worthiness and generally does not require collateral.

Recent Accounting Pronouncements

The Financial Accounting Standards Board ("FASB") has issued SFAS No. 123R, "Share-Based Payment." The new rule requires that the compensation cost relating to share-based payment transactions be recognized in the financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. This statement precludes the recognition of compensation expense under APB Opinion No. 25's intrinsic value method. Small business issuers will be required to apply Statement 123R in the first annual reporting period that begins after December 15, 2005. The Company has not yet determined the effect the adoption of SFAS No. 123R will have on its consolidated financial statements.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-Monetary Assets," an amendment of APB Opinion No. 29, "Accounting for Non-Monetary Assets." The amendments made by SFAS No. 153 are based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for non-monetary exchanges of similar productive assets and replace it with a broader exception for exchanges of non-monetary assets that do not have "commercial substance." The provisions in SFAS No. 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The Company does not believe the adoption of this statement will result in a significant impact to the Company's consolidated financial statements.

Earnings (Loss) per Share

The Company adopted the provisions of SFAS No. 128, "Earnings Per Share" ("EPS"). SFAS No. 128 provides for the calculation of basic and diluted
earnings per share.   Basic EPS includes no dilution and is computed by
dividing income or loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution of securities that could share in the earnings or losses of the entity. Such amounts include shares potentially issuable pursuant to shares to be issued, convertible debentures and outstanding options and warrants. Had such shares been included in diluted EPS, they would have resulted in weighted-average common shares of 70,700,000. The following is a reconciliation of the loss per share for the three months and nine months ended September 30, 2005 and 2004:

                                                         For the
                                                    Three Months Ended
                                                      September 30,
                                                    2005          2004
                                                ------------  ------------
Net (loss) available to
 common shareholders                            $  (369,178)  $  (339,217)
                                                ============  ============
Weighted average shares                           70,000,000    53,160,040
                                                ============  ============
Basic loss per share (based
 on weighted average
 shares)                                        $     (0.01)  $     (0.01)
                                                ============  ============

                                                          For the
                                                     Nine Months Ended
                                                        September
                                                    2005          2004
                                                ------------  ------------
Net (loss) available to
 common shareholders                            $  (719,296)  $  (821,277)
                                                ============  ============
Weighted average shares                          63,376,671    52,060,040
                                                ============  ============
Basic loss per share (based
 on weighted average
 shares)                                        $     (0.01)  $     (0.02)
                                                ============  ============

NOTE 3 - SUBSEQUENT EVENTS

On November 4, 2005, the Company and iTechexpress, Inc., a Nevada corporation ("iTech") and the former iTech shareholders entered into a Share Exchange and Reorganization Agreement (the "Exchange" or "Acquisition") whereby iTech became a wholly-owned subsidiary of the Company. As part of the Exchange, the Company acquired 100% of the issued and outstanding shares of iTech in exchange for 305,000,000 newly issued shares of the Company's common stock and the promise to issue an additional 523,333,333 shares of the Company's common stock at such time as the Company is able to increase its total authorized shares.

On November 4, 2005 Macdonald Tudeme and Marguerite Tudeme (collectively, the "Tudemes"), the former controlling shareholders of the Company and the Company entered into a Spinoff Agreement ("Spinoff") which provided for (1) the transfer of the corporate names, business, operations, assets, properties, intellectual properties, trademarks, service marks, trade names, uniform resource locators, telephone numbers, and goodwill of the Company and its subsidiaries (other than iTech), together with the operating business of Abundant, to be placed into to a newly-formed Delaware corporation wholly-owned by the Company ("Newco"), (2) the acquisition by the Company from the Tudemes of their outstanding shares of capital stock of the Company, (3) the assumption and release by the Company and its subsidiaries and the Tudemes of certain liabilities, and (4) the sale to the Tudemes of all of the outstanding capital stock of Newco, and the payment to the Tudemes of $80,442.32 for amounts owed to the Tudemes and other creditors by the Company, of which $50,000 has previously been paid.

The Company also entered into a Security Agreement ("Security Agreement") with Newco, whereby the Company pledged to Newco 20,000,000 shares of its common stock as collateral ("Collateral") to secure its performance and payment of the promissory note payable to Lisa Stern ("Stern Note") originally entered into as part of the Company's purchase of Abundant. The Company will be in default under the Security Agreement upon the failure to pay any principal or interest of the Stern Note when due. Upon default, Newco is able to retain the Collateral and apply the consideration received from the Collateral
against any principal and interest due.   The closing of the Spinoff is
scheduled to take place on or before December 16, 2005.

On November 4, 2005 (the "Closing"), the Company entered into a Securities Purchase Agreement (the "Agreement") with AJW Partners, LLC ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners, LLC ("Qualified"), and New Millennium Capital Partners II, LLC ("New Millennium") (Partners, Offshore, Qualified and New Millennium are collectively referred to herein as the "Buyers") to purchase callable secured convertible notes having an aggregate principal amount of $3,000,000, a 8% annual interest rate payable quarterly, provided that no interest shall be due and payable for any month in which the trading price of the Company's common stock on the OTC Bulletin Board is greater than $0.02 for each intraday trading day of the month, a term of three (3) years, and a conversion price, as of Closing, of $0.01 per share (the "Notes"). As of Closing, the $3,000,000 of Notes was convertible into 300,000,000 shares of Common Stock. The Company may call the notes at a premium upon certain conditions. The Agreement also provided for the issuance of warrants to purchase an aggregate of up to 15,000,000 shares of the Company's Common Stock, with an exercise price of $0.10 per share (the "Warrants"). As of the date of this Report, the Company had received $1,300,000 in connection with the Agreement and had issued Warrants to purchase 6,500,000 shares of Common Stock to the Buyers.

Pursuant to the Agreement, the Buyers agreed to purchase additional Notes in an aggregate principal amount of $850,000 and additional warrants to purchase an aggregate of 4,250,000 shares of common stock, for an aggregate purchase price of $850,000, within five days of the Company's filing of a Registration Statement covering the shares convertible in connection with the Notes and that within five days of such Registration Statement being declared effective by the SEC, that the Buyers would purchase additional Notes in an aggregate amount of $850,000 and additional warrants to purchase an aggregate of 4,250,000 shares of the Company's common stock.

On November 7, 2005, iTech entered into a Stock Purchase Agreement ("Purchase") with Drug Consultants, Inc. ("DCI"), a California corporation whereby DCI became a wholly-owned subsidiary of iTech. As part of the Purchase, iTech purchased all of the outstanding shares of DCI from the former shareholder of DCI for a purchase price of $1,800,000, of which $1,600,000 was paid at the closing of the Purchase and $200,000 shall be paid pursuant to a Secured Promissory Note ("Promissory Note"). The Promissory Note is due in one payment of principal together with accrued but unpaid interest (accruing at the rate of seven percent (7%) per annum) on or before the sixtieth (60th) day following the closing of the Purchase, or January 6, 2006. The Promissory
Note is secured by a Stock Pledge Agreement ("Pledge Agreement"), whereby iTech pledged to the former DCI shareholder 51% of the stock of DCI ("DCI Stock") held by iTech to secure the full and prompt payment and performance by iTech of the Promissory Note. Additionally, any unpaid amount of the Promissory Note if not paid when due, will bear interest at 12% per annum.

On November 8, 2005, iTech and DCI, a California corporation, entered into a Factoring and Security Agreement to sell accounts receivables to Systran Financial Services Corporation ("Systran"). The purchase price for each account sold is the face amount of the account less a discount of 1.5%. All accounts sold are with recourse by Systran. Systran may defer making payment to iTech of a portion of the purchase price payable for all accounts purchased which have not been paid up to 10.0% of such accounts (reserve). All of iTech's and DCI's accounts receivable are pledged as collateral under this agreement. The initial term is for thirty six months and will automatically renew for an additional twelve months at the end of the term, unless iTech gives thirty days written notice of its intention to terminate the Factoring Agreement.

The Company entered into a Side Letter Agreement on November 10, 2005, with the Buyers (the "Side Letter"). The Side Letter provided that in consideration for the sale of the new Notes, the Buyers agreed that the face amount of the $500,000 of notes and 700,000 in warrants to purchase shares of the Company's common stock at an exercise price of $0.45 per share, issued to the Buyers in August 2004, pursuant to a Securities Purchase Agreement entered into on August 31, 2004 (the "August 2004 Securities Purchase Agreement") and the $200,000 in notes and 200,000 in warrants which remained to be issued upon the effectiveness of a registration statement covering such notes (collectively the "August 2004 Convertible Notes" and "August 2004 Warrants") shall be included in the amount advanced to the Company under the new Notes. The Side Letter also provided that the terms of the November 2005 Securities Purchase Agreement (the "Agreement") shall supercede the prior August 2004 Securities Purchase Agreement and that all interest, penalties, fees, charges or other obligations accrued or owed by the Company to the Buyers pursuant to the August 2004 Securities Purchase Agreement ("Prior Obligations") are waived, provided that in the event of any material breach of the November 2005 Agreement by the Company, which breach is not cured within five days of receipt by the Company of written notice of such breach, the novation of the August 2004 Securities Purchase Agreement and the waiver of the Prior Obligations shall be revocable by the Buyers and all Prior Obligations shall be owed as if the August 2004 Securities Purchase Agreement was never superceded.

Description of the operations of iTech and DCI:

iTech, established in 1999 and located in Irvine, California, places technicians into technical jobs in both commercial and government sectors on a national basis. iTech has performed various IT and staffing services for clients such as Best Buy, Equant NV and Office Depot. iTech maintains a proprietary database of staff associates and field technicians for servicing its clients.

iTech's wholly subsidiary, Success Development Group, Inc., a Nevada corporation, established in April 2000 ("SDG"), provides management services on behalf of iTech and other clients of iTech.

DCI, established in 1977 and located in Irvine, California, is engaged in furnishing personnel to perform a range of pharmacy technician, nursing and other health care services in support of the operations of government and commercial facilities. DCI currently operates under three State of California contracts, three years in length. DCI's largest client is the State of California and DCI provides many of its services in rural areas of California where health care professionals are not readily available.

As a result of these transactions, and upon the closing of the Spinoff, the operations of the Company will be comprised of the operations of iTech, DCI and SDG.

NOTE 4 - STOCK TRANSACTIONS

During the nine months ended September 30, 2005, the Company issued a total of 9,967,960 free-trading shares of its common stock, pursuant to an S-8
Registration, to a consultant for services rendered valued at $99,680.   The
9,967,960 shares issued were valued at the market value of the shares on the dates of issuance which was $0.01 per share.

     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
    ---------------------------------------------------------

Board of Directors
MT Ultimate Healthcare Corp

We have audited the accompanying balance sheet of MT Ultimate Healthcare Corp("Company"), as of December 31, 2004 and the related statement of operations, statement of stockholders' equity, and the statement of cash flows for the twelve month period ended December 31, 2004 and 2003 These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on my audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for my opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2004 and the results of its operations and its cash flows for the twelve month period ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses from operations and negative working capital that raise substantial doubt about its ability to continue as a going concern. This is further explained in the notes to financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                         /S/ CLYDE BAILEY P.C.
                                         Clyde Bailey P.C.

San Antonio, Texas
April 4, 2005

                   MT ULTIMATE HEALTHCARE CORP
                    CONSOLIDATED BALANCE SHEET
                     As of December 31, 2004

                           A S S E T S

Current Assets
  Cash                                                          $           -
  Accounts Receivable, net of allowance of $125,069                   404,778
  Other Current Assets                                                 50,688
                                                                --------------
      Total Current Assets                                            455,466
                                                                --------------
  Property, plant and equipment, net of accumulated depreciation      115,154
                                                                --------------

      Total  Assets                                             $     570,620
                                                                ==============

                      L I A B I L I T I E S
Current Liabilities
  Cash Overdraft                                                       40,804
  Accounts Payable and accrued liabilities                            233,372
  Notes Payable - Current Portion                                     241,955
  Notes Payable - Related Party                                       123,063
  Current Portion Capital Lease                                         8,256
                                                                --------------
    Total Current Liabilities                                         647,450
                                                                --------------
Long-Term Liabilities:
  Notes Payable                                                       880,193
  Beneficial Conversion Feature                                      (416,666)
  Capital Leases                                                        4,004
                                                                --------------
    Total Long Term Liabilities                                       467,531
                                                                --------------
    Total Liabilities                                               1,114,981

             S T O C K H O L D E R S ' D E F I C I T

  Common Stock                                                         60,032
  Additional Paid-in-Capital                                        2,545,530
  Retained Deficit                                                 (3,149,923)
                                                                --------------
    Total Stockholders' Deficit                                      (544,361)
                                                                --------------
    Total Liabilities and Stockholders' Deficit                 $     570,620
                                                                ==============



         See accompanying notes to Financial Statements.

                   MT ULTIMATE HEALTHCARE CORP
                     STATEMENT OF OPERATIONS

                                          FOR THE TWELVE MONTHS ENDED
                                          ---------------------------
                                 DECEMBER 31, 2004          DECEMBER 31, 2003
                                 -----------------          -----------------

Revenues                         $       2,072,236          $       1,159,237
Cost of Revenues                         1,521,353                    892,872
                                 -----------------          -----------------
    Gross Profit                           550,883                    266,365

EXPENSES:
  Salaries & Wages                         420,429                     75,129
  Professional Fees                        189,089                     77,902
  Consulting                             1,705,304                          -
  Bad Debt Expense                         119,519                          -
  Impairment Loss                          563,427                          -
  Depreciation                              32,147                     23,920
  Interest Expense                         117,368                     12,867
  Operating Expenses                       449,210                    173,507
                                 -----------------          -----------------
    Total Expenses                       3,596,493                    363,325
                                 -----------------          -----------------
    Net loss from Operations            (3,045,610)                   (96,960)

PROVISION FOR INCOME TAXES:
  Income Tax Benefit                             -                          -
                                 -----------------          -----------------
    Net Loss                     $      (3,045,610)         $         (96,960)
                                 =================          =================
Basic and Diluted Loss Per
 Common Share                    $           (0.06)         $           (0.00)
                                 -----------------          -----------------
Weighted Average number of
 Common Shares                          53,153,166                 39,383,333
                                 =================         ==================


         See accompanying notes to Financial Statements.


                           MT ULTIMATE HEALTHCARE CORP
                       CONSOLIDATED STATEMENT OF CASH FLOWS

                                                     FOR THE TWELVE MONTHS ENDED
                                                     ---------------------------
                                               DECEMBER 31, 2004   DECEMBER 31, 2003
                                               -----------------   -----------------
Cash Flows from Operating Activities:
 Net Income (Loss)                             $      (3,045,610)  $        (96,960)
 Adjustments to Reconcile net loss to net cash
  provided by (used in) operating activities:
    Depreciation                                          32,147             12,877
    Stock Issued for Services                          1,705,304                  -
    Impairment Loss                                      563,427                  -
    Beneficial Conversion Interest                        83,333                  -
    Bad Debt Expense                                     119,519                  -
 Changes in operating assets and liabilities:
    Accounts Receivable                                 (327,263)           (62,472)
    Other Current Assets                                 (30,516)           (20,702)
    Accounts Payable                                     173,506             14,094
                                               -----------------   -----------------

Net Cash Provided from Operating Activities             (726,153)          (153,163)
                                               -----------------   -----------------
Cash Flows from Investing Activities:
 Property, plant and equipment                          (518,429)           (44,775)
                                               -----------------   -----------------

Net Cash Used in Investing Activities                   (518,429)           (44,775)
                                               -----------------   -----------------
Cash Flows from Financing Activities:
 Note Payable                                            933,451             60,484
 Note Payable - Related Party                            123,063                  -
 Capital Leases                                           (7,494)             8,522
 Common Stock                                            100,000            150,000
                                               -----------------   -----------------

Net Cash Provided from Financing Activities            1,149,020            219,006
                                               -----------------   -----------------

Net Increase in Cash                                     (95,562)            21,068
Cash Balance,  Begin Period                               54,758             33,690
                                               -----------------   -----------------

Cash Balance,  End Period                      $         (40,804)  $         54,758
                                               ==================  =================
Supplemental Disclosures:
 Cash Paid for interest                        $           12,532  $         10,553
                                               ==================  =================
 Cash Paid for income taxes                    $                -  $              -
                                               ==================  =================
Non-Cash Transaction:
 Issuance of common stock for debt             $           50,000  $        150,000
                                               ==================  =================
 Stock Issued for Services                     $        1,705,304  $              -
                                               ==================  =================




            See accompanying notes to Financial Statements.

                                  F-14


                         MT ULTIMATE HEALTHCARE CORP
                      STATEMENT OF STOCKHOLDERS' EQUITY

                                               $0.001        Paid-In     Accumulated   Stockholders'
                                     Shares    Par Value     Capital     Deficit       Equity
                                  ------------ ------------- ----------- ------------- -------------
Balance December 31, 2002          34,000,000  $     34,000  $      258  $     (7,353) $     26,905

Acquisition of MT Marketing        16,000,000        16,000           -             -        16,000

Stock Issued for Debt                 600,000           600     149,400             -       150,000

Net Loss                                    -             -           -       (96,960)      (96,960)
                                  ------------ ------------- ----------- ------------- -------------

Balance December 31, 2003          50,600,000        50,600     149,658      (104,313)       95,945

Stock Issued for Debt                 200,000           200      49,800             -        50,000

Stock Issued for Acquisition          200,000           200      49,800             -        50,000

Stock Issued for Cash                 400,000           400      99,600             -       100,000

Interest Cost Associated with               -             -     500,000             -       500,000
Beneficial Conversion Features of
Notes Payable

Stock Issued for Services           8,632,040         8,632   1,696,672             -     1,705,304

Net Loss                                    -             -           -    (3,045,610)   (3,045,610)
                                  ------------ ------------- ----------- ------------- -------------

Balance December 31, 2004          60,032,040  $     60,032  $2,545,530  $ (3,149,923) $   (544,361)
                                  ============ ============= =========== ============= =============


              See accompanying notes to Financial Statements.

                                    F-15



                   MT Ultimate Healthcare Corp
         Notes to Financial Statements December 31, 2004

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION
------------
The Company was originally incorporated under the laws of the State of Nevada on September 13, 2001 for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Nevada. The company has a total of 400,000,000 authorized shares with a par value of $.001 per share and with 50,000,000 shares issued and outstanding as of September 30, 2003. The Company filed an amended Articles of Incorporation with the State of Nevada on August 15, 2003 to change the name to MT Ultimate Healthcare Corp from Java Juice.net and to increase the authorized shares to 400,000,000 common shares. Also, the Company agreed to an 80 to 1 forward split of the shares in this amended filing. On September 29, 2003, the Company agreed to a 1 for 4 reverse split. These financial statements reflect these filings.

PRINCIPLES OF CONSOLIDATION
---------------------------
The accompanying consolidated financial statements include the accounts of MT Ultimate Healthcare Corp and its wholly owned subsidiaries MT Marketing International Inc, BP Senior Care Inc., and Abundant Nursing Inc. collectively "the Company"). All significant inter-company transactions and balances have been eliminated in consolidation.

FEDERAL INCOME TAX
------------------
The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

USE OF ESTIMATES
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                   MT Ultimate Healthcare Corp
         Notes to Financial Statements December 31, 2004

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CON'T)

ACCOUNTING METHOD
-----------------
The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when earned and expenses when incurred. Fixed assets are stated at cost. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. A total of $32,147 and $23,920 has been recorded in the financial statements for the period ended December 31, 2004 and 2003.

EARNINGS PER COMMON SHARE
-------------------------
The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

ADVERTISING
-----------
The Company expensed Advertising and Marketing expenditures in the amount of $16,799 and $9,131 for the years ended December 31, 2004 and 2003

CASH AND CASH EQUIVALENTS
-------------------------
The Company considers all highly liquid debt instruments with a maturity of three months or less at the time of purchase to be cash equivalents. Cash and cash equivalents consist of checking accounts and money market funds.

FAIR VALUE OF FINANCIAL INSTRUMENTS
-----------------------------------
The carrying amounts of financial instruments including cash and cash equivalents, accounts receivable and payable, accrued and other current liabilities and current maturities of long-term debt approximate fair value due to their short maturity.

RECENT ACCOUNTING PRONOUNCEMENTS
--------------------------------
In December 2004, the FASB issued FASB Staff Position No. 109-1 ("FSP FAS No. 109-1"), "Application of FASB Statement No.109, `Accounting for Income Taxes,' to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004." The American Jobs Creation Act of 2004 introduces a special tax deduction of up to 9.0 percent when fully phased in, of the lesser of "qualified production activities income" or taxable income. FSP FAS 109-1 clarifies that this tax deduction should be accounted for as a special tax deduction in accordance with SFAS No. 109. Although FSP FAS No. 109-1 was effective upon issuance, we are still evaluating the impact FSP FAS No. 109-1 will have on our financial statements.

                   MT Ultimate Healthcare Corp
         Notes to Financial Statements December 31, 2004

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CON'T)

RECENT ACCOUNTING PRONOUNCEMENTS (CON'T)
----------------------------------------
In November 2004, the FASB issued SFAS No. 151, "Inventory Costs", an amendment of Accounting Research Bulletin No. 43, Chapter 4. SFAS No. 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. We do not believe adoption of SFAS No. 151 will have a material effect on our financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29." SFAS No. 153 is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. APB Opinion No. 29, "Accounting for Nonmonetary Transactions," provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. Under APB Opinion No. 29, an exchange of a productive asset for a similar productive asset was based on the recorded amount of the asset relinquished. SFAS No. 153 eliminates this exception and replaces it with an exception of exchanges of nonmonetary assets that do no have commercial substance. SFAS No. 153 is effective for the Company as of January 1, 2005. The Company will apply the requirements of SFAS No. 153 when such an exchange occurs.

NOTE 2 - EQUIPMENT

                                            ACCUMULATED        NET
                                  COST      DEPRECIATION    BOOK VALUE
                                --------    ------------    ----------
Furniture and equipment         $114,817         $49,966       $64,851
                                --------    ------------    ----------
Vehicle                            9,000           3,074         5,926
Computer equipment                29,657          12,602        17,055
Leasehold Improvements software   38,607          11,283        27,324
                                $192,081         $76,925    $  115,194
                                --------    ------------    ----------

A total of $32,147 and $23,920 has been recognized as depreciation expense for the period ended December 31, 2004 and 2003.

                   MT Ultimate Healthcare Corp
         Notes to Financial Statements December 31, 2004

NOTE 3 - COMMON STOCK

In February 2004, the Company issued 1,260,000 shares of its common stock to various employees for services. A total amount of $315,000 was recorded as consulting expense in the statement of operations.

In February of 2004, the Company issued 200,000 shares of its common stock to a company to convert $50,000 of debt to equity.

In June of 2004 a total of 400,000 shares of common stock were sold for $100,000 in cash.

In May of 2004 a total of 200,000 shares of common stock were issued pursuant to the acquisition to BP Senior Care that was recorded at $50,000.

In August of 2004, a total of 900,000 shares of common stock was issued for services and recorded at $225,000 as consulting expense in the statement of operations.

In October of 2004 a total of 472,000 shares of common stock was issued for services and recorded in the statement of operations for $118,000.

In December of 2004 a total of 6,000,000 shares of common stock was issued to an individual for services and recorded at $960,000 as consulting services in the statement of operations. Although the Company has issued a "stop" order with the transfer agent, the shares have not been surrendered as of the report date.

On August 8, 2003 the Company acquired MT Marketing International Corp ("MT Marketing") as an operating subsidiary for 16,000,000 shares of common stock and accounted for the acquisition as a reverse merger or a recapitalization. The total outstanding shares at the date of this transaction was 34,000,000, as adjusted.

The Company agreed to an 80 to 1 forward split of the shares on August 15, 2003. On September 29, 2003, the Company agreed to a 1 for 4 reverse split. These financial statements reflect these filings.

In December of 2003, the Company converted $150,000 of debt to equity by issuing 600,000 shares of common stock to the debtor.

                   MT Ultimate Healthcare Corp
         Notes to Financial Statements December 31, 2004

NOTE 4 - FEDERAL INCOME TAX

The components of the provision for income tax (expense) benefits are as follows:

                                   Year Ended December 31,
                                   -----------------------
                                    2004            2003
                                  -----------    ----------
      Deferred:
           Federal                $  979,245     $  32,966
           State                     135,713         4,363
      Valuation Allowance         (1,114,958)      (37,329)
                                  -----------    ----------

Such income tax (expense) benefits are included in the accompanying consolidated financial statements as follows:


                                    Year Ended December 31,
                                    -------------------------
                                      2004         2003
                                    ------------  -----------
      Income from operations        $ 1,114,958   $   37,329
      Non-Deductible Expenses
      and Non-Taxable Income                -0-          -0-
      Valuation Allowance            (1,114,958)    ( 37,329)
                                    ------------  -----------

The above provision has been calculated based on Federal and State statutory rates in the adjusted rates of 34% for Federal and 4.5% for State tax rates. Temporary differences, which give rise to deferred tax assets and liabilities are as follows:

                                     Year Ended December 31,
                                     -----------------------
                                       2004         2003
                                    ------------  ----------
      Deferred tax assets:
      Net Operating Loss            $ 1,152,287   $   37,329
      Valuation Allowance            (1,152,287)     (37,329)
                                    ------------  -----------
      Net deferred tax assets
      (liabilities)                 $       -0-   $      -0-
                                    ============  ===========

                   MT Ultimate Healthcare Corp
         Notes to Financial Statements December 31, 2004

NOTE 4 - FEDERAL INCOME TAX (CON'T)

The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the years ended December 31, 2004 and 2003 totaled $1,114,958 and $37,329, respectively. The net operating loss carry- forward begins to expire in year 2022. The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

NOTE 5 - RELATED PARTIES

The Company has significant related party transactions and/or relationships with the Company's President, MacDonald Tudeme. Mr. Tudeme has guaranteed the Company's bank indebtedness up to $200,000 without charging a fee. The Company entered into a flexible lease for office space in Brooklyn, New York with its majority shareholders and Directors, MacDonald Tudeme and Marguerite Tudeme, who own the leased property. The lease commitment was $550 per month and was terminated October 31, 2003

During 2004, a total of 200,000 shares of common stock were issued to its CFO, Wayne Richardson for services. A total of $50,000 has been recorded in the statement of operations.

NOTE 6 - ACQUISITIONS

On the 1st of July 2004 the company acquired BP Senior Care with a financial arrangement whereby the seller took a demand note without interest for $150,000 and 200,000 shares of the Company's common stock plus an employment contract with the Company as operations manger for the new incorporated subsidiary BP Senior Care. Inc. The seller's starting salary was $60,000. The net assets acquired were $80,994 with the balance or $119,006 being recorded as goodwill. The operations of this acquisition are included in these financial statements subsequent to the date of acquisition.

On the 1st of October 2004 the Company acquired Abundant Nursing, Inc. a Pennsylvania corporation consisting of $150,000 in cash and entered into a five year promissory note with the seller in the principal amount of $295,000 that accrues interest at a rate of 7% per annum on the outstanding indebtedness The net assets acquired was $50,579 with the balance or $394,421 being recorded as goodwill. The operations of this acquisition are included in these financial statements subsequent to the date of acquisition.

                   MT Ultimate Healthcare Corp
         Notes to Financial Statements December 31, 2004

NOTE 7 - NOTES PAYABLE AND CAPITAL LEASES

On August 31st, 2004 entered into a securities purchase agreement whereby callable, secured convertible notes of $700,000 bearing interest at a rate of 10% per annum for outstanding indebtedness was sold to AJW Partners, LLC and its associates. The term of the notes are two years at a conversion price of $.124 which is and exercisable into 5,645,145 shares of common stock and warrants to purchase 700,000 shares of common stock that are exercisable at a price of $0.45 per share in a transaction that was registered under the Securities Act of 1933 (the Act) for an aggregate of $500,000 as of September 30, 2004. The conversion price is determined at the time of conversion and is calculated as the lesser of the Variable Conversion Price or $0.90. Generally, the Variable Conversion Price is the average of the Three (3) lowest trading prices of the Registrant's common stock, $.001 par value per share (the "Common Stock") during the twenty (20) trading day period ending one trading day before the date that a Buyer sends notice of conversion to the Registrant. The warrants expire in 5 years. At the initial funding a total was $50,000 was retained by the lender as advance interest. This amount is being amortized over the initial twelve months with the balance being shown as prepaid interest in the balance sheet. A beneficial conversion feature was recognized at the time of issuance in the amount of $500,000 which is being amortized over 24 months. As of December 31, 2004 a total of $500,000 had been advanced. An amount of $83,333 was recognized as interest expense for the period ended December 31, 2004 leaving the balance of $416,667.

The Company is indebted to the Community Capital Bank in Brooklyn NY for two loans underwritten by the SBA Administration. One of the loans is a line of credit granted on August 29, 2003 with a variable interest rate with the Accounts Receivable of the Company as security for the loan. As of December 31, 2004, the balance of the line of credit is $74,884 and the rate of interest is 6%. The loan matures on January 29, 2009.

The other loan has a balance outstanding as of December 31, 2004 of $130,193. The note is a line of credit note that has a variable interest rate and as of December 31, 2004 carried an interest rate of 5%. The note is secured by a floating charge over all of the assets of the Company. The note matures on January 1, 2005.

The note with the former owner of BP Senior Care was originally $150,000 with a payment of $25,000 at closing and payments of $4808 over 25 months. The balance of the note at December 31, 2004 is $106,488. The note is non interest bearing.

The note with the former owner of Abundant Nursing Inc. was originally $295,000 with payments of $5,841 over five years. The note carries an interest rate of 7% and is secured with the stock of Abundant Nursing Inc. The balance of the note as of December 31, 2004 is $286,735.

There are several leases for computers and telephone equipment that are being capitalized. The balance of the notes as of December 31, 2004 is $12,260 with various interest rates from 8% to 14% and matures in 36 to 48 months.

                   MT Ultimate Healthcare Corp
         Notes to Financial Statements December 31, 2004

NOTE 8 - LEASES

The Company entered into a new office lease effective November 1, 2003. The term of the lease is five year and expires October 31, 2008. The base monthly rate is $3,500 per month and raises to $3,939 per month at the end of the term of the lease. The Company placed a #11,918 deposit as security for the lease. A second office lease is in effect for an office in the Bronx NY that started November 1, 2002 and expires on November 1, 2007. The monthly rental rated started at $650 to $850 per month at the expiration of the lease. The Company has also signed a third lease in Baldwin NY effective January 1, 2004 that expires November 30, 2008. The base monthly rental rate is $1,300.

Minimum lease payments under leases at December 31, 2004, are as follows:

           2005                       68,126
           2006                       70,033
           2007                       71,073
      Future Years                    53,692

NOTE 9 - IMPAIRMENT LOSS

Included in the statement of operations is an impairment loss of $563,427 which is the excess over identified assets or goodwill of the acquisitions completed in 2004. A review of the future net cash flow revealed that there was an impairment of these assets.

NOTE 10 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with principles of accounting applicable to a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company's has yet to generate sufficient working capital to support its operations. There is also a serious concern about the amount of employment taxes outstanding and the Company's ability to pay these taxes. The Company's ability to continue as a going concern is dependent, among other things, on its ability to reduce certain costs, obtain new contracts and additional financing and eventually, attaining a profitable level of operations.

It is management's opinion that the going concern basis of reporting its financial condition and results of operations is appropriate at this time. The Company plans to increase cash flows, raising capital, and increase debt plus taking steps towards achieving profitable operations through its business plan.

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
               ACCOUNTING AND FINANCIAL DISCLOSURE
               ------------------------------------

      Effective July 31, 2003, the client auditor relationship between M.T. Marketing Int. Corp. ("MT") and Wayne Richardson, CPA ("Richardson") as the former accountant resigned, effective July 31, 2003, in connection with MT's reverse merger transaction with JavaJuice.net ("JavaJuice"). Effective August 1, 2003, the Company engaged Clyde Bailey P.C. ("Bailey"), the former independent auditor of JavaJuice as its principal independent public accountant for the fiscal year ended December 31, 2003. The decision to change accountants was recommended and approved by MT's Board of Directors on July 29, 2003.

      Richardson's report on the financial statements of MT for the fiscal years ended January 31, 2002 and January 31, 2003, and any later interim period, including the interim period up to and including the date the relationship with Richardson ceased, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles except for concerns about MT's ability to continue as a going concern.

      In connection with the audit of MT's fiscal years ended January 31, 2002 and January 31, 2003, and any later interim period, including the interim period up to and including the date the relationship with Richardson ceased, there were no disagreements between Richardson and MT on a matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Richardson would have caused Richardson to make reference to the subject matter of the disagreement in connection with its report on MT's financial statements.

      There were no reportable events as provided in Item 304(a)(iv)(B) of Regulation S-B during MT's fiscal years ended January 31, 2002 and January 31, 2003, and any later interim period, including the interim period up to and including the date the relationship with Richardson ceased.

      MT has authorized Richardson to respond fully to any inquiries of any new auditors hired by MT relating to their engagement as MT's independent accountant. MT has requested that Richardson review the disclosure and Richardson has been given an opportunity to furnish MT with a letter addressed to the Commission containing any new information, clarification of MT's expression of its views, or the respect in which it does not agree with the statements made by MT herein. Such letter is incorporated by reference in this Report on Form 10-KSB.

      The Company had not previously consulted with Bailey regarding either
(i) the application of accounting principles to a specific completed or contemplated transaction; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) a reportable event (as provided in Item 304(a)(iv)(B) of Regulation S-B) during MT's fiscal years ended January 31, 2002 and January 31, 2003, and any later interim period, including the interim period up to and including the date the relationship with Richardson ceased. Bailey has reviewed the disclosure required by Item 304 (a) before it was filed with the Commission and has been provided an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company in response to Item 304 (a). Bailey did not furnish a letter to the Commission.

      On May 16, 2005, the Company's Board of Directors accepted the resignation of Clyde Bailey P.C., its independent auditors, due to health and other personal reasons; thus dismissing and terminating the engagement of Clyde Bailey P.C. as its independent auditor.

      Clyde Bailey P.C. submitted audit reports on the Company's financial statements for the year ended December 31, 2004. The submitted audit reports did not contain any adverse opinions, disclaimers of opinions or other modifications or qualifications. Clyde Bailey P.C. did not, during the applicable periods, advise the Company of any of the enumerated items described in Item 304(a)(1) of Regulation S-K.

      The decision to change accountants was recommended and approved by the Board of Directors of the Company.

      During the fiscal year ended December 31, 2004 and the period from January 1, 2005 through the date of dismissal and termination of the engagement of Clyde Bailey P.C., there were no disagreements with Clyde Bailey P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Clyde Bailey P.C., would have caused Clyde Bailey P.C. to make reference thereto in, or in connection with, his reports on financial statements for the years or such interim period.

      On June 10, 2005 the Company's Board of Directors ratified the engagement of Chisholm Bierwolf & Nilson, LLC, as its auditors. The Company authorized Clyde Bailey P.C. to fully respond to any and all inquiries of Chisholm Bierwolf & Nilson, LLC, concerning the finances and previously performed audits of the Company.

      During the two most recent fiscal years prior to the date of engagement, and the subsequent interim period prior to engaging Chisholm Bierwolf & Nilson, LLC, neither the Company (nor someone on the Company's behalf) consulted the newly engaged accountant regarding any matter.

      The Company engaged Corbin & Company LLP to act as its independent auditors, effective November 8, 2005, for iTech and DCI. The Company anticipates that its principal accountant, Chisholm, Bierwolf & Nilson, LLC, will express reliance on Corbin & Company LLP in its report regarding iTech and DCI.

      During the Company's two most recent fiscal years and any subsequent interim period prior to engaging Corbin & Company LLP, the Company has not consulted Corbin & Company LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and Corbin & Company LLP did not provide either a written report or oral advice to the Company that Corbin & Company LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event, each as defined in Item 304 of Regulation S-K. Corbin & Company LLP has not provided due diligence services in connection with proposed and/or consummated investment transactions by the Company and its affiliates.

        PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

      Our Articles of Incorporation, as amended, and Bylaws, as amended, provide for indemnification from liability of our officers and directors to the fullest extent permitted by Nevada General Corporation Law ("Nevada Law"), including future amendments to Nevada Law. Nevada Law generally provides that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding") by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the Proceeding upon a determination by our stockholders, a majority of our disinterested directors or independent legal counsel that indemnification is proper in the circumstances, provided that: a) the it is not proven that the person's act or failure to act constituted a breach of the person's fiduciary duties as an officer or director, and the person's breach of those duties involved intentional misconduct, fraud or a knowing violation of law (the "Provision for Limited Liability"); or b) the person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe that the person's conduct was unlawful. Such an indemnification payment might deplete the Company's assets. Nevada Law also generally limits the liability of our officers and directors for any damages as a result of any act or failure to act in the officer's or director's capacity as an officer or director subject to the Provision for Limited Liability. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Other Expenses of Issuance and Distribution

      The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Registrant.

      SEC Registration Fee...............  $    1,531
      Legal Fees and Expenses............  $   10,000*
      Accounting Fees and Expenses.......  $    5,000*
      Miscellaneous......................  $    5,000*

      TOTAL..............................  $   21,531*

* Estimated.

Recent Sales of Unregistered Securities

      On December 4, 2003, the Company issued an aggregate of 600,000 shares of Common Stock which were not registered under the Securities Act of 1933, as amended (the "Act") to four entities in exchange for the cancellation of $150,000 of indebtedness. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipient took the shares for investment and not resale and the Company took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by the Company.

      On January 15, 2004, the Company issued 100,000 shares, and on February 10, 2004, the Company issued 400,000 shares (or an aggregate of 500,000 shares) of Common Stock which were not registered under the Act to an individual as additional consideration for entering into a Consulting Services Agreement with the Company. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and the Company took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by the Company.

      On February 10, 2004, the Company issued an aggregate of 760,000 shares of Common Stock which were not registered under the Act to three individuals consisting of 500,000 shares as additional consideration for an employment agreement, 250,000 shares for consulting services, and 10,000 shares as an incentive to join the Company as its first Director of Patient Services. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and the Company took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by the Company.

      On February 24, 2004, the Company issued 200,000 shares of Common Stock which were not registered under the Act to an unrelated entity to convert $50,000 of indebtedness that the Company owed to such entity into equity. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and the Company took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by the Company.

      In June 2004, the Company agreed to issue 400,000 shares of Common Stock which were not registered under the Act to an entity in consideration for $100,000. Subsequent to June 30, 2004, the shares were issued, but for accounting purposes they were not treated as issued. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and the Company took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by the Company.

      In July 2004, the Company issued 500,000 shares of Common Stock which were not registered under the Act to an individual in consideration for consulting services rendered from September 2003 to the present. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and the Company took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by the Company.

      In August 2004, the Company issued 200,000 shares of Common Stock which were not registered under the Act to Wayne F. Richardson for his services as a director of the Company and the Company's Chief Financial Officer. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and the Company took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by the Company.

      In August 2004, the Company issued an aggregate of 400,000 shares of Common Stock which were not registered under the Act consisting of 200,000 shares to the former shareholder of B.P. Senior Care, Inc. in exchange for 100% of the common stock of B.P. Senior Care, Inc., and 200,000 to an individual unrelated to the Company as consideration for consulting services. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and the Company took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by the Company.

      In August 2004, we entered into a Securities Purchase Agreement with AJW Partners, LLC , AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC for the sale of (i) an aggregate of $700,000 of Convertible Notes that, as of December 15, 2005, could be converted into approximately 538,461,539 shares of Common Stock at $0.0013 per share; and (ii) Warrants to purchase 700,000 shares of Common Stock at $0.45 per share, in exchange for $500,000 at closing and an additional $200,000 upon satisfaction of certain conditions set forth in the securities purchase agreement. The Company claims an exemption from registration afforded by
Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients had access to information that would be included in a registration statement, took the shares for investment and not resale and the Company took appropriate measures to restrict transfer.

      In October 2004, the Company issued an aggregate of 472,000 shares of Common Stock which were not registered under the Act consisting of 172,000 shares to an entity in consideration for consulting services, and 300,000 shares to an entity in consideration for research conducted. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and the Company took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by the Company.

      In November 2005, the Company issued 25,000,000 shares of its common stock in consideration for services rendered by RES Holdings Corp. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and the Company took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by the Company.

      In November 2005, we entered into a Securities Purchase Agreement with AJW Partners, LLC , AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC for the sale of (i) an aggregate of $3,000,000 of Convertible Notes that, as of December 15, 2005, could be converted into approximately 2,307,692,308 shares of Common Stock at $0.0013 per share; and (ii) Warrants to purchase 15,000,000 shares of Common Stock at $0.10 per share, in exchange for $1,300,000 at closing and an additional $1,700,000 upon satisfaction of certain conditions set forth in the securities purchase agreement and described herein under "Risk Factors". The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients had access to information that would be included in a registration statement, took the shares for investment and not resale and the Company took appropriate measures to restrict transfer.

      In November 2005, the Company agreed to issue an aggregate of 745,500,000 shares of common stock, to two entities, 372,750,000 shares to MEL Enterprises, Ltd., beneficially owned by Keith Moore, a Director of the Company ("MEL") and 372,750,000 shares to Monarch Bay Capital Group, LLC, beneficially owned by the Executive Vice President of the Company and a Director, David Walters ("Monarch"), in connection with the iTech Acquisition.
 The Company issued an aggregate of an additional 274,500,000 shares of common stock to the two entities, 137,250,000 to MEL and 137,250,000 to Monarch , with the remaining shares to be issued after such time as the Company is able to increase its authorized common stock. The Registrant claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and the Company took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by the Company.

      In November 2005, the Company agreed to issue 82,833,333 shares of its common stock to Nite Capital ("Nite") in connection with a standby financing
commitment received on July 25, 2005.   The Company issued an aggregate of
30,500,000 shares of restricted common stock to Nite, with the remaining shares to be issued after such time as the Company is able to increase its authorized common stock. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and the Company took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by the Company.

Exhibits

                        INDEX TO EXHIBITS
                        ------------------

Exhibit No.    Identification of Exhibit

 3.1(1)   Articles of Incorporation
 3.2(2)   Articles of Amendment to Articles of Incorporation
 3.3(3)   Articles of Amendment to Articles of Incorporation
 3.4(12)  Articles of Amendment to Articles of Incorporation
 3.5(12)  Amended and Restated Bylaws
 4.1(12)  2005 Stock Incentive Plan.
 5.1(12) Opinion and consent of David M. Loev, Attorney at Law re: the legality of the shares being registered
10.1(4)   Securities Purchase Agreement dated August 31, 2004
10.2(4) Callable Secured Convertible Note with AJW Partners, LLC, dated August 31, 2004
10.3(4) Callable Secured Convertible Note with AJW Offshore, Ltd., dated August 31, 2004
10.4(4) Callable Secured Convertible Note with AJW Qualified Partners, LLC, dated August 31, 2004
10.5(4) Callable Secured Convertible Note with New Millennium Capital Partners II, LLC, dated August 31, 2004
10.6(4)   Stock Purchase Warrant with AJW Partners, LLC, dated August 31, 2004
10.7(4)   Stock Purchase Warrant with AJW Offshore, Ltd., dated August 31,
          2004
10.8(4) Stock Purchase Warrant with AJW Qualified Partners, LLC, dated August 31, 2004
10.9(4) Stock Purchase Warrant with New Millennium Capital Partners II, LLC, dated August 31, 2004
10.10(4)  Registration Rights Agreement dated August 31, 2004
10.11(4)  Security Agreement dated August 31, 2004
10.12(4) Intellectual Property Security Agreement dated August 31, 2004 10.13(4) Guarantee and Pledge Agreement dated August 31, 2004
10.14(6)  Modification of Loan Agreement with SBA
10.15(6)  Amended and Restated Note with SBA
10.16(7)  Share Exchange and Reorganization Agreement with iTech
10.17(7)  Securities Purchase Agreement (November 4, 2005)
10.18(7) Callable Secured Convertible Note with AJW Partners, LLC, dated November 4, 2005
10.19(7) Callable Secured Convertible Note with AJW Offshore, Ltd., dated November 4, 2005
10.20(7) Callable Secured Convertible Note with AJW Qualified Partners, LLC, dated November 4, 2005
10.21(7) Callable Secured Convertible Note with New Millennium Capital Partners II, LLC, dated November 4, 2005
10.22(7)  Stock Purchase Warrant with AJW Partners, LLC, dated November 4,
          2005
10.23(7)  Stock Purchase Warrant with AJW Offshore, Ltd., dated November 4,
          2005
10.24(7) Stock Purchase Warrant with AJW Qualified Partners, LLC, dated November 4, 2005
10.25(7) Stock Purchase Warrant with New Millennium Capital Partners II, LLC, dated November 4, 2005
10.26(7)  Registration Rights Agreement, dated November 4, 2005
10.27(7) Intellectual Property Security Agreement, dated November 4, 2005 10.28(7) Security Agreement, dated November 4, 2005
10.29(7)  Spinoff Agreement
10.30(7)  Security Agreement (with Marathon)
10.31(7)  Stock Purchase Agreement (November 7, 2005 - with Drug Consultants,
          Inc.)
10.32(7)  Secured Promissory Note with Drug Consultants
10.33(7)  Stock Pledge Agreement with Drug Consultants
10.34(7) Factoring and Security Agreement (to sell accounts receivables to Systran Financial Services Corporation)
10.35(7) Letter Agreement (states that the Company is not in default under 2005 securities purchase agreement unless defaults under 2004 securities purchase agreement)

                                58
10.36(7)  Working Capital Line of Credit (iTech) with David Walters
10.37(7)  Working Capital Line of Credit (iTech) with Keith Moore
10.38(7)  Working Capital Line of Credit (SDG) with Keith Moore
10.39(8) Agreement and Plan of Acquisition with Abundant Nursing, Inc. 10.40(6) Agreement with B.P. Senior Care, Inc.
10.41(12) Indemnification Agreement with David Walters
10.42(12) Indemnification Agreement with Keith Moore
16.1(9)   Letter from Wayne Richardson,  CPA
16.2(10)  Letter from Clyde Bailey P.C. dated June 20, 2005
21.1(12)  Subsidiaries of Registrant
23.1(11)  Consent of Clyde Bailey, P.C.
23.2(12)  Consent of David M. Loev, Attorney at Law (included in Exhibit 5.1)

(1) Filed as Exhibits 3(i) and 3(ii), respectively, to the registration statement on Form 10-SB12G filed on July 15, 2002, and incorporated herein by reference.
(2) Filed as Exhibit 3.1 to the report on Form 8-K filed on September 2, 2003, and incorporated herein by reference.
(3) Filed as Exhibit 3.1 to the report on Form 8-K filed on September 30, 2003, and incorporated herein by reference.
(4) Filed as an Exhibit to the SB-2 Registration Statement filed on October 5, 2004, and incorporated herein by reference.
(5)  Contained in Exhibit 5.1.
(6) Filed as Exhibits to the Company's SB-2/A Registration Statement filed with the Securities and Exchange Commission on January 21, 2005, and incorporated herein by reference.
(7) Filed as Exhibits to the report on Form 8-K filed on November 14, 2005 and incorporated herein by reference.
(8)  Filed as Exhibit 2.1 to the Form 8-K filed on October 5, 2004.
(9) Filed as an Exhibit to the report on Form 8-K filed on March 4, 2005 and incorporated herein by reference.
(10) Filed as an Exhibit to the report on Form 8-K filed on June 21, 2005 and incorporated herein by reference.
(11) Filed herewith.
(12) To be filed by amendment.

Undertakings

(a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     i.  Include any prospectus required by Section 10(a)(3) of the Securities
         Act;

     ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     iii. Include any additional or changed material on the plan of distribution.

(2) For determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(5) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement relating to the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

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


(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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

                            SIGNATURES

      In accordance with Requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Irvine, State of California on December 19, 2005.

                              MT ULTIMATE HEALTHCARE CORP.


                              By: /s/ David Walters
                              David Walters
                              Chief Executive Officer

      This registration statement has been signed by the following persons in the capacities and on the dates indicated:


    Signature             Title                               Date
    ---------            -------                              -----


/s/ David Walters     Chief Executive Officer,           December 19, 2005
David Walters         President, Treasurer, and
                      Director (Principal Financial and
                      Accounting Officer)


/s/ Keith Moore       Secretary and Director             December 19, 2005
                      Keith Moore





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